Execution Version

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.46

Revenue Interest Financing Agreement

This Revenue Interest Financing Agreement (this “Agreement”) is entered into as of November 4, 2022 (the “Effective Date”), between FibroGen, Inc., a Delaware corporation having an address of 409 Illinois Street, San Francisco, CA 94158 (“Company”) and NQ Project Phoebus, L.P., a Delaware limited partnership having an address of 4208 Six Forks Road, Suite 920 Raleigh, NC 27609 (“NovaQuest”). Company and NovaQuest are each referred to herein by name or, individually, as a “Party” or, collectively, as “Parties.”

Introduction

A. Company researches, develops, and commercializes products for the treatment of human diseases, disorders, and conditions.

B. Company has previously entered into certain agreements with Astellas (as defined below), pursuant to which, among other things, Company granted Astellas a license to commercialize the Product (as defined below) in the Territory (as defined below) and Company receives certain payments from Astellas in connection therewith.

C. In consideration of the Investment Amount (defined below), NovaQuest and Company desire for NovaQuest to be granted an undivided percentage interest in Company’s revenue received under the Astellas Agreements (defined below) and for Company to make certain payments to NovaQuest as set forth herein, all subject to the terms and conditions of this Agreement.

D. As a material inducement for NovaQuest’s entry into this Agreement, the Company has agreed to grant to NovaQuest a security interest in the Collateral, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

DEFINITIONS

1.1
Defined Terms. When used and capitalized in this Agreement (other than the headings of the Articles and Sections), including the foregoing recitals, exhibits and schedules hereto, the following terms shall have the meanings assigned to them in this ARTICLE I and include the plural as well as the singular and include all participles of each such term, as applicable.

“2022 Royalty Dates” has the meaning set forth in Section 4.1.

“AAA” has the meaning set forth in Section 11.2(b).

“AAA Rules” has the meaning set forth in Section 11.2(b).

[*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Acquiring Party” means a Third Party that obtains control of Company in connection with a Change of Control of Company. For purposes of this definition, the term “control” shall have the meaning set forth in the definition of Affiliate.

“Act” means, collectively, the United States Federal Food, Drug, and Cosmetic Act of 1938, including any amendments thereto, and all regulations promulgated thereunder and any successor laws.

“Affiliate” means, with respect to an entity, any business entity controlling, controlled by, or under common control with, such entity, but only for so long as such control exists. For the purposes of this definition, “controlling,” “controlled,” and “control” mean the possession, directly (or indirectly through one or more intermediary entities), of the power to direct the management or policies of an entity, including through ownership of fifty percent (50%) or more of the voting securities of such entity (or, in the case of an entity that is not a corporation, ownership of fifty percent (50%) or more of the corresponding interest for the election of the entity’s managing authority). Notwithstanding the foregoing, for purposes of this Agreement, NovaQuest Capital Management, L.L.C. shall be deemed to have no control Persons.

“Agreement” has the meaning set forth in the preamble hereto.

“Applicable Law” means any applicable law, rule, or regulation of any Governmental Authority, or judgment, order, writ, decree, permit, or license of any Governmental Authority.

“Arbitration” has the meaning set forth in Section 11.2(b).

“Arbitrator” has the meaning set forth in Section 11.2(c).

“Astellas” means Astellas Pharma Inc., a Japanese corporation with a principal place of business at 3-11 Nihonbashi-Honcho, 2-Chome, Chuo-ku, Tokyo, 103-8411 Japan.

“Astellas Agreement” means each or any of the Astellas EMEA Agreement or the Astellas Japan Agreement. “Astellas Agreements” means both of the foregoing, collectively.

“Astellas EMEA Agreement” means (a) that certain Anemia License and Collaboration Agreement by and between Astellas Pharma Inc. and FibroGen, Inc. dated April 28, 2006, as amended and supplemented by that certain Amendment to Anemia License and Collaboration Agreement, dated August 31, 2006, that certain Amendment No. 2, dated December 1, 2006, and that certain Amendment No. 3, dated May 10, 2012, attached hereto as Exhibit B, and as may be further amended from time to time in accordance with this Agreement and (b) that certain Astellas EU Supply Agreement dated Jan 1, 2021, as amended (“Astellas EMEA Supply Agreement”).

“Astellas EMEA Revenue” means, [*].

“Astellas Japan Agreement” means that certain Collaboration Agreement by and between Astellas Pharma Inc. and FibroGen, Inc. dated June 1, 2005, as amended January 1, 2013, attached hereto as Exhibit C, and as may be further amended from time to time in accordance with this Agreement.

“Astellas Japan Revenue” means, [*].

“Astellas Other Revenue” means [*].

“Astellas Revenue” means, collectively, the Astellas EMEA Revenue, the Astellas Japan Revenue and the Astellas Other Revenue.

“Bankruptcy Event of Default” means any of: (a) the liquidation or dissolution of Company; (b) a Voluntary Bankruptcy; or (c) an Involuntary Bankruptcy

“Bankruptcy Laws” means, collectively, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, or other similar laws affecting the enforcement of creditors’ rights generally.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Business Day” means any day other than Saturday, Sunday, or any day on which banking institutions located in the State of New York are permitted or obligated by law to close.

“Change of Control” means, with respect to Company a transaction with one or more Third Parties that is: (a) a merger, share exchange, or other reorganization of Company; (b) the sale, by one or more stockholders or holders of equity securities, of stock or equity securities representing a majority of the voting power of Company; or (c) the sale or exclusive license of all or substantially all of the assets of the Company, or a sale of Company’s business and assets related to the Product; or (d) the acquisition of majority control of the board of directors or equivalent governing body of Company, for which, in each of cases of clauses (a) and (b) of this definition, the stockholders or holders of other equity securities of Company prior to such transaction do not own a majority of the voting power of the acquiring, surviving, or successor entity, as the case may be.

“Collateral” means the Revenue Interest Collateral and the Product IP Rights.

“Collateral Revenue Interests” means, in each case, as further described in Section 4.1(a) (i) twenty-two and one-half percent (22.5%) of each of the Astellas EMEA Revenue, Astellas Japan Revenue and Replacement Net Sales Revenue, (ii) from the Effective Date and through Fiscal Year 2027, ten percent (10%) of Astellas Other Revenue, (iii) for Fiscal Year 2028 and all Fiscal Years thereafter, twenty percent (20%) of Astellas Other Revenue , (iv) for Fiscal Years prior to 2028, ten percent (10%) of Replacement Other Revenue, and (v) for Fiscal Year 2028 and all Fiscal Years thereafter, twenty percent (20%) of Replacement Other Revenue.

“Commercially Reasonable Efforts” means, [*].

“Commercialize” or “Commercialization” means any and all activities directed to marketing, promoting, distributing, importing, exporting, offering to sell, or selling the Product, including commercial manufacturing activities.

“Company” has the meaning set forth in the preamble hereto.

“Company Competitor” means any Person that, in the Fiscal Year preceding the date of determination, derived more than [*]) of its revenue from its or its Affiliates’ direct sales of pharmaceutical products.

“Compound” means Roxadustat, as more particularly described in Exhibit D.

“Confidential Information” has the meaning set forth in Section 6.1.

“Cover” means that the use, manufacture, sale, offer for sale, development, commercialization, or importation of the subject matter in question by an unlicensed entity would infringe a claim of an issued Patent, or a claim, if issued, of a patent application that constitutes a Patent.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian, or similar official under any Bankruptcy Law.

“Data Room” has the meaning set forth in Section 5.4.

“Default” means any event that, with the giving of notice or passage of time, or both, could result in an Event of Default.

“Defaulting Party” has the meaning set forth in Section 8.6(d)(iii).

“Diligence Expenses” means NovaQuest’s reasonable and documented out-of-pocket legal fees, due diligence expenses, and other reasonable and documented out-of-pocket expenses relating to the Transaction Documents that have been incurred up to and on the Effective Date, up to [*].

“Dispute” has the meaning set forth in Section 11.2(a).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Dispute Notice” has the meaning set forth in Section 11.2(a).

“Dollars” or “$” means U.S. dollars.

“Effective Date” has the meaning set forth in the preamble hereto.

“Encumbrance” means any lien, charge, security interest, mortgage, option, privilege, pledge, right of first refusal, hypothecation, adverse ownership interest, charge, trust or deemed trust (whether contractual, statutory, or otherwise arising), or any other encumbrance, right, or claim of any other Person of any kind whatsoever whether choate or inchoate. “Encumber” means to restrict, impose, suffer, or otherwise create any Encumbrance.

“ESG Questionnaires” has the meaning set forth in Section 5.4.

“Event of Default” means each or any of: (a) any Bankruptcy Event of Default; (b) the breach by Company of any material payment obligations under Section 4.1 of this Agreement, which failure to pay continues for more than [*] after receipt by Company of written notice from NovaQuest; (c) except as set forth in clause (b) of this definition, the breach by Company of any of its obligations under this Agreement, where written notice of such breach has been provided by NovaQuest to Company and Company has not cured such breach within [*] following receipt of such notice and where such breach, if not cured, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (d) breach by Company of any of its respective obligations under any Astellas Agreement, and which breach, if curable, is not cured within [*] following receipt by Company of written notice of such breach and where such breach, if not cured, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (e)(i) [*].

“Event of Default Fee” means [*].

“Event of Default Payment Date” has the meaning set forth in Section 8.3(a).

“FDA” means the United States Food and Drug Administration, or any successor agency thereto.

“Fiscal Quarter” means each of the following three (3)‑month periods during each Fiscal Year: January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31.

“Fiscal Year” means the twelve (12)‑month period from January 1 through December 31.

“GAAP” means U.S. generally accepted accounting principles, as in effect on the date or for the period with respect to which such standards are applied.

“Governmental Authority” means any national, supra‑national (e.g., the European Commission or the Council of the European Union), federal, state, local, or foreign court or governmental agency, authority, instrumentality, regulatory body, department, bureau, political subdivision, or other governmental entity (including the FDA, the European Medicines Agency, the Japanese Ministry of Health, Labour and Welfare or Pharmaceuticals and Medical Devices Agency, and the Medicines and Health Products Regulatory Agency, as well as any similar regulatory body in any country in the Territory) or any arbitrational tribunal, in each case of a competent jurisdiction, including any such authority that is responsible for taxation or for issuing approvals, licenses, registrations, or authorizations necessary for the manufacture, import, sale, pricing, or use of the Product for human therapeutic use in any applicable regulatory jurisdiction.

“Gross‑Up Amount” has the meaning set forth in Section 4.3(a).

“GxP” means all relevant Governmental Authority requirements for: (a) current Good Clinical Practices for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of clinical trials; (b) current Good Laboratory Practice for laboratory activities for pharmaceuticals; and (c) current Good Manufacturing Practices, including in each case, as set forth in Title 21 of the United States Code of Federal Regulations.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“IFRS” means international accounting standards, as in effect on the date or for the period with respect to which such standards are applied, as established by the International Financial Reporting Standards.

“Indebtedness” means, with respect to a Person: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by a note, bond, debenture, or similar instrument; (c) all obligations of such Person upon which interest charges are customarily paid; (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person; (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding deferred compensation and accounts payable incurred in the ordinary course of business and not overdue by more than [*]; (f) all Indebtedness as described in clauses (a) through (e) or clauses (h) through (l) of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person if the Indebtedness secured thereby has been assumed; (g) all guarantees by such Person of Indebtedness as described in clauses (a) through (e) or clauses (h) through (l) of others; (h) all capital lease obligations of such Person; (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty; (j) all net obligations of such Person under any interest rate exchange agreement, foreign currency exchange agreement, commodity price protection agreement, currency swap, forward, future or derivative transactions or other interest or currency exchange rate or commodity price hedging arrangement; (k) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; and (l) any disqualified equity interests of such Person.

“Indemnified Party” has the meaning set forth in Section 10.2(a).

“Investment Amount” has the meaning set forth in Section 3.1(a).

“Investor Return Payment” means each or any of the Revenue Interest Payments, True-Up Payments, or Event of Default Fee. “Investor Return Payments” means all of the foregoing, collectively.

“Investor Return Payment Satisfaction” has the meaning set forth in Section 4.1(e).

“Involuntary Bankruptcy” means a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against Company in an involuntary case; (b) appoints a Custodian of Company or for any substantial part of its property; or (c) orders the winding up or liquidation of Company; or any similar relief is granted under any non-U.S. laws, and in each case ((a)–(c)), such order or decree remains unstayed and in effect for [*].

“Knowledge of Company” or “Knowledge” means the actual knowledge, after making reasonable inquiry, of [*].

“Liabilities” means any and all indebtedness, liabilities, and obligations, whether accrued, fixed, or contingent, mature or inchoate, known or unknown, reflected on a balance sheet or otherwise, including those arising under any law or judgment of any court of any kind or any award of any arbitrator of any kind, and those arising under any contract, commitment, or undertaking.

“License” means a grant of any Product IP Rights or Regulatory Approvals for making, developing, Commercializing or otherwise exploiting the Product in the Territory. For the avoidance of doubt: (a) the Astellas EMEA Agreement is a License; (b) the Astellas Japan Agreement is a License; and (c) any Replacement Agreement shall be a License.

“Licensee” means a Third Party or an Affiliate of Company that is granted a License, by Company, an Affiliate of Company, or another Licensee. For the avoidance of doubt: (a) Astellas is a Licensee and (b) any Third Party that enters into a Replacement Agreement with Company or with any Affiliate of Company shall be a Licensee.

“Lien” means any mortgage, lien, pledge, participation interest, charge, adverse claim, security interest, encumbrance or restriction of any kind, whether voluntarily incurred and arising by operation by law or otherwise, including any restriction on use, transfer or exercise of any other attribute of ownership of any kind.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Loss” has the meaning set forth in Section 10.1.

“Material Adverse Effect” means any material adverse effect on: (a) the ability of the Company to make the Revenue Interest Payments required to be made by this Agreement; (b) the Commercialization of the Product in the Territory; (c) for the purpose of Section 7.1 only, any of the Product IP Rights, including Company’s rights in or to any Product IP Rights; (d) for the purpose of Section 7.1 only, any Regulatory Approval granted prior to the Effective Date for the Product in the Territory; (e) for the purpose of Section 7.1 only, the legality, validity, or enforceability of any Astellas Agreement or Transaction Document; (f) the ability of Company to perform any of its material obligations under any Astellas Agreement or Transaction Document, or to consummate the transactions contemplated hereby or thereby; or (g) the rights or remedies of NovaQuest under any Transaction Document.

“Material Contract” means: (a) any agreement to which Company or any Affiliate of Company is a party and is material to the Commercialization of the Product in the Territory; or (b) any other agreement to which Company or any Affiliate of Company is a party for which breach, non-performance, or failure to renew by a Responsible Party could reasonably be expected to result in a Material Adverse Effect; [*].

“NDA” means a new drug application (as defined in Title 21 of the U.S. Code of Federal Regulations, as amended from time to time) submitted to the FDA seeking approval to introduce, distribute, sell, or market a drug product for human therapeutic use in the U.S. (including a new drug application submitted under Section 505(b)(2) of the Act) and the foreign equivalent in any country in the Territory.

“NovaQuest Indemnitees” has the meaning set forth in Section 10.1.

“NovaQuest” has the meaning set forth in the preamble hereto.

“Parties” has the meaning set forth in the preamble hereto.

“Party” has the meaning set forth in the preamble hereto.

“Patents” means all patents (including all reissues, extensions, substitutions, confirmations, re‑registrations, re‑examinations, revalidations, supplementary protection certificates, and patents of addition) and patent applications (including all provisional applications, continuations, continuations‑in‑part, and divisions) and all counterparts and equivalents of any of the foregoing in any country or jurisdiction.

“Payment Cap” means: (a) with respect to a date of determination that is on or before December 31, 2028, One Hundred Million Dollars ($100,000,000); (b) with respect to a date of determination that is on or after January 1, 2029, but on or before December 31, 2029, One Hundred Twelve Million, Five Hundred Thousand Dollars ($112,500,000); or (c) with respect to a date of determination that is after January 1, 2030, One Hundred Twenty-Five Million Dollars ($125,000,000).

“Payment Report” has the meaning set forth in Section 4.1(f).

“Permitted Company” means [*].

“Permitted Encumbrance” means

(a) Encumbrances imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, airports’, navigation authority’s or other like Encumbrances, in each case for sums not yet overdue by more than [*] or being contested in good faith by appropriate proceedings or other Encumbrances arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by IFRS);

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b) Encumbrances for taxes, assessments or other governmental charges or levies (i) which are not yet overdue for [*] or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and (iii) for which adequate reserves are being maintained to the extent required by IFRS or GAAP;

(c) Encumbrances securing indebtedness (including, without limitation, capital lease obligations and purchase money obligations) incurred by the Company to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets; provided such lien extends only to the assets the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof;

(d) Encumbrances on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(e) grants of software, technology and other intellectual property licenses in the ordinary course of business;

(f) Encumbrances in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(g) [*];

(h) the Encumbrances or Liens granted in favor of NovaQuest pursuant to this Agreement; and

(i) Encumbrances arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s encumbrances, rights of set-off or similar rights.

“Person” means any natural person, corporation, trust, joint venture, association, unincorporated organization, cooperative, company, partnership, trust, limited liability company, government (domestic or foreign), and any agency or instrumentality thereof, or any other entity recognized by law.

“Prepayment” has the meaning set forth in Section 4.1(d).

“Prepayment Amount” means, as of the date of determination: (a) the amount that is in the column labeled “Prepayment Amount” and in the row with the then-current “Fiscal Year” in the table set forth below this definition; minus (b) the sum of any Revenue Interest Payments paid to NovaQuest prior to such date.

Fiscal Year During Which Prepayment Amount is Received by NovaQuest	Prepayment Amount
[*]	$80,000,000
[*]	[*]
[*]	[*]
[*]	[*]
2028	$100,000,000
2029	$112,500,000
2030	$125,000,000

“Prime Rate” has the meaning set forth in Section 4.4.

“Product” means any prescription pharmaceutical product that contains the Compound.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Product IP Rights” means all of the following intellectual property owned or licensed by the Company, in each case, as they exist in the Territory and solely as necessary or useful to the manufacturing, development or Commercialization of the Product in the Territory: (a) the Product Know‑How; (b) the Product Patents; and (c) all trademarks, service marks, trade names, and works protectable under copyright laws.

“Product Know‑How” means, with respect to the Product in the Territory, all trade secrets, technology, processes, practices, formulae, instructions, procedures, assembly procedures, results (including biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, preclinical, clinical, safety, manufacturing and quality control data, including study designs and protocols), know-how, methods, treatments, techniques, systems, designs, artwork, drawings, plans, specifications, data and information, in each case whether or not confidential, proprietary, patentable, copyrightable, or susceptible to any other form of legal protection, in written, electronic or any other form.

“Product Patents” has the meaning set forth in Section 7.1(e).

“Quarterly Report” means a report submitted by Company to NovaQuest in accordance with the provisions of Section 3.1(b), that contains (a) the information from quarterly reports in respect of the preceding Fiscal Quarter or other reports and material correspondence received from Astellas during the preceding Fiscal Quarter under its obligations under the Astellas Agreements relating to Commercialization of the Product in the Territory; (b) a statement setting forth Company’s good faith qualitative assessment of Astellas’s performance of its obligations under the Astellas Agreements relating to Commercialization of the Product in the Territory during the preceding Fiscal Quarter; and (c) at any time after the termination of either of the Astellas Agreements and Company’s entry into a Replacement Agreement, information similar to the information set forth in clauses (a) and (b) of this definition to the extent received from any Responsible Party or to the extent pertaining to such Responsible Party’s performance under the applicable Replacement Agreement. All amounts in each Quarterly Report shall be denominated in Dollars. Notwithstanding the foregoing, Company may, at its election, deliver the information contemplated herein and therein via disclosures made pursuant to Company’s public reporting requirements, by delivery of summaries, reports, or presentations to NovaQuest, or by providing excerpts of materials presented to the Company’s board of directors or executive leadership team.

“Recordkeeping Period” has the meaning set forth in Section 5.2(a).

“Register” has the meaning set forth in Section 11.6.

“Regulatory Approval” means, with respect to the Product, in any country or jurisdiction, any approval, registration, license, or authorization that is required by the applicable Governmental Authority to market and sell such Product in such country or jurisdiction.

“Regulatory Filing” means any application, filing, or submission required by or provided to a Governmental Authority relating to the development, manufacture, Commercialization, pricing, or other exploitation of the Product, including any supporting documentation, correspondence, meeting minutes, amendments, supplements, registrations, licenses, regulatory drug lists, advertising and promotion documents, adverse event files, complaint files, and manufacturing, shipping, or storage records with respect to any of the foregoing, including an NDA, drug master filing, clinical trial application, and any counterparts or equivalents of any of the foregoing.

“Replacement Agreement” means an agreement entered into between Company or any Affiliate of Company and a Third Party following the termination (in whole or in part) of any Astellas Agreement in which Company grants a License or otherwise transfers any of the Product IP Rights in the Territory or other rights that are relevant to making, using, selling, offering for sale, or importation of the Product in the Territory. Agreements expressly considered Replacement Agreements include: (x) exclusive licenses, option agreements, right of first refusal agreements, non-assertion agreements, distribution agreements that grant or otherwise transfer any Product IP Rights in the Territory, or similar agreements; and (y) agreements that grant or otherwise transfer rights in the Product IP Rights along with rights owned by Company or any Affiliate of Company or granted to Company or any Affiliate of Company by a Third Party. For the avoidance of doubt, Replacement Agreement excludes any or all of the Astellas Agreements.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Replacement Net Sales Revenue” means any payments based on sales of the Product in the Territory received by Company or any of its Affiliates under or pursuant to a Replacement Agreement. For the avoidance of doubt, Replacement Net Sales Revenue excludes Astellas EMEA Revenue, Astellas Japan Revenue, and Astellas Other Revenue.

“Replacement Other Revenue” means any revenue, other than Replacement Net Sales Revenue, recognized by Company or any of its Affiliates under or pursuant to a Replacement Agreement attributable to payments for the Product in the Territory. For the avoidance of doubt, Replacement Net Sales Revenue excludes Astellas EMEA Revenue, Astellas Japan Revenue, and Astellas Other Revenue.

“Responsible Party” means Company, Astellas, its and their respective Affiliates and Licensees, and any Acquiring Party.

“Revenue Interest Collateral” means the [*].

“Revenue Interests” means [*].

“Revenue Interest Payment” has the meaning set forth in Section 4.1(a). “Revenue Interest Payments” means the Revenue Interest Payment, collectively.

“Sales Forecast” has the meaning set forth in Section 5.1(b).

[*].

[*].

[*].

“Senior Officer” means: (a) in the case of NovaQuest, its chief investment officer; and (b) in the case of Company, its Chief Executive Officer.

[*].

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction, or withholding in the nature of a tax and whatever called (including interest and penalties thereon) imposed, levied, collected, withheld, or assessed by any Governmental Authority.

“Term” has the meaning set forth in Section 9.1.

“Territory” means each or any of the following countries, individually or collectively: Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia & Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Egypt, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Japan, Kazakhstan, Kyrgyzstan, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Monaco, Netherlands, Norway, North Macedonia, Poland, Portugal, Romania, Russia, San Marino, Serbia and Montenegro (Yugoslavia), Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Tajikistan, Turkey, Turkmenistan, Ukraine, United Kingdom, Uzbekistan, Vatican City, Bahrain, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, Qatar, Saudi Arabia, Syria, United Arab Emirates, Yemen, and any other country in which Astellas has rights to Commercialize the Product (an “Additional Country”) (provided that any such Additional Country shall be included in the Territory only if and to the extent Astellas is Commercializing the Product in such Additional Country).

“Third Party” means any Person, including a Governmental Authority, other than Company, NovaQuest, and each of their respective Affiliates. “Third-Party” has the corresponding meaning.

“Third‑Party Claim” has the meaning set forth in Section 10.1.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

“Transaction Documents” means this Agreement, [*], and any other documents, instruments, or financing statements required to be delivered hereunder or thereunder or in connection herewith or therewith.

“True-Up Payment” means each or any of True-Up Payment One or True-Up Payment Two. “True-Up Payments” means both of the foregoing, collectively.

“True-Up Payment One” has the meaning set forth in Section 4.1(c)(i).

“True-Up Payment Two” has the meaning set forth in Section 4.1(c)(ii).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, provided that if, with respect to any financing statement or by reason of any provisions of applicable law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted pursuant to Section 4.5 is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States” or “U.S.” means the United States of America, including its territories and possessions.

“Voluntary Bankruptcy” means Company, pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case; (b) consents to the entry of an order for relief against it in an involuntary case; (c) consents to the appointment of a Custodian of it or for any substantial part of its property; or (d) makes a general assignment for the benefit of its creditors or takes any comparable action under any non-U.S. laws relating to insolvency.

“Voluntary Transfer” means with respect to NovaQuest, or any of its Affiliates (to the extent relevant): (a) the sale or disposition of all or substantially all of the assets of such Party; (b) the sale or transfer of more than [*]) of the voting power of the outstanding voting securities of such Party or any Affiliate of such Party that directly or indirectly controls (as defined in the definition of Affiliate) such Party; (c) the merger or consolidation of such Party or any Affiliate of such Party that directly or indirectly controls (as defined in the definition of Affiliate) such Party, with or into another entity Person; or (d) the assignment by such Party of this Agreement or all or any portion of the rights and obligations hereunder.

“Withholding Payment” has the meaning set forth in Section 4.3(a).

ARTICLE II

SCOPE OF AGREEMENT

2.1
General Agreement. Subject to the terms and conditions hereof, NovaQuest shall pay the Investment Amount to Company, in accordance with Section 3.1(a), in exchange for payments from Company as set forth in ARTICLE IV and as limited in Section 4.1(e), and Company’s other commitments as set forth herein.
2.2
Diligence Expenses. Without limiting NovaQuest’s right to offset its Diligence Expenses against the Investment Amount in accordance with Section 3.1(a), Company shall pay NovaQuest’s Diligence Expenses [*]. Company shall deliver such payment in Dollars by electronic wire transfer in immediately available funds to the bank account designated by NovaQuest for the Diligence Expenses, unless and to the extent such amount is offset by NovaQuest in accordance with Section 3.1(a).
2.3
Limitations. Company accepts, acknowledges, and agrees that NovaQuest is agreeing, on the terms and conditions set forth in this Agreement, only to satisfy the funding obligations set forth in Section 3.1(a) and its other obligations expressly set forth herein and is not assuming any Liability of Company, of whatever nature, whether presently in existence or arising or asserted hereafter.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

ARTICLE III

NOVAQUEST FUNDING; COMMERCIALIZATION

3.1
NovaQuest’s Funding Obligation.
(a)
Investment Amount. Within [*] after the Effective Date, NovaQuest shall pay Company an amount equal to Fifty Million Dollars ($50,000,000) (the “Investment Amount”). NovaQuest may elect, in its sole discretion, to offset any unreimbursed Diligence Expenses from the Investment Amount. Such offset, however, shall not be construed to reduce the amount that NovaQuest has been deemed to have paid to Company under this Section 3.1(a).
(b)
Quarterly Reports. Beginning with the first full Fiscal Quarter that commences after the Effective Date and for each subsequent Fiscal Quarter during the Term, Company shall deliver a complete and accurate Quarterly Report to NovaQuest within [*] following the first Business Day of such Fiscal Quarter; provided that, in the event that Astellas is delayed in providing the Company with any information required to be contained in a Quarterly Report, the Company will notify NovaQuest of such delay in the Quarterly Report and will subsequently provide NovaQuest with the relevant delayed Quarterly Report information within [*] after Company receives the relevant delayed Quarterly Report information from Astellas.
(c)
Miscellaneous. The Investment Amount will be paid in Dollars by electronic wire transfer in immediately available funds to the bank account set forth in Exhibit E or such other account designated by Company in writing. Notwithstanding anything to the contrary herein, NovaQuest’s aggregate payment obligations under this Section 3.1 shall not exceed the Investment Amount.
3.2
Diligence. During the Term, Company shall use [*] to ensure that a Permitted Company is Commercializing the Product in the Territory in each country where the Product has received Regulatory Approval.
ARTICLE IV

PAYMENTS TO NOVAQUEST

4.1
Payments and Reports.
(a)
Revenue Interest Payments. Commencing on the Effective Date and continuing with respect to each Fiscal Year until the achievement of Investor Return Payment Satisfaction as outlined in Section 4.1(e), Company shall pay to NovaQuest a payment (each such payment, a “Revenue Interest Payment”) in an amount equal to:
(i)
twenty-two and one-half percent (22.5%) of Astellas EMEA Revenue recognized during such Fiscal Year; plus
(ii)
twenty-two and one-half percent (22.5%) of Astellas Japan Revenue recognized during such Fiscal Year; plus
(iii)
twenty-two and one-half percent (22.5%) of any Replacement Net Sales Revenue recognized during such Fiscal Year; plus
(iv)
a percentage of Astellas Other Revenue recognized during such Fiscal Year, which percentage shall be (1) from the Effective Date and through Fiscal Year 2027, ten percent (10%), or (2) for Fiscal Year 2028 and all Fiscal Years thereafter, twenty percent (20%); plus
(v)
a percentage of Replacement Other Revenue recognized during such Fiscal Year, which percentage shall be (1) for Fiscal Years prior to 2028, ten percent (10%), or (2) for Fiscal Year 2028 and all Fiscal Years thereafter, twenty percent (20%).

[*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Each Revenue Interest Payment shall be due and payable [*].

(b)
Minimum Revenue Interest Payment. If, at any time during the Term commencing on or after January 1, 2028, the Product is not Commercialized by a Permitted Company for any consecutive twelve (12)-month period, then notwithstanding Section 4.1(a), the Revenue Interest Payment owed by Company to NovaQuest for each Fiscal Year ending after the expiration of such twelve (12)-month period shall instead be the greater of: [*] or (ii) Ten Million Dollars ($10,000,000). For the avoidance of doubt, any payments made hereunder shall be considered a Revenue Interest Payment for the purposes of calculating Investor Return Payment Satisfaction. Notwithstanding the foregoing, with respect to any Fiscal Year during the Term in which a Permitted Company is Commercializing the Product such that NovaQuest would receive a Revenue Interest Payment greater than Zero Dollars ($0) under Section 4.1(a), then this Section 4.1(b) shall not be applicable to such Revenue Interest Payment.
(c)
True-Up Payments.
(i)
If, by no later than December 31, 2028, the sum of all Investor Return Payments paid to NovaQuest hereunder does not equal or exceed Sixty-Two Million, Five Hundred Thousand Dollars ($62,500,000), then Company shall become immediately and irrevocably obligated to pay NovaQuest True-Up Payment One and shall make such payment by no later than March 1, 2029. “True-Up Payment One” means an amount equal to the difference between: (A) Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000) and (B) the sum of all Investor Return Payments paid to NovaQuest on or before December 31, 2028; provided that in no event may True-Up Payment One be a negative number.
(ii)
If, by no later than December 31, 2030, the sum of all Investor Return Payments paid to NovaQuest hereunder does not equal or exceed One Hundred Twenty-Five Million Dollars ($125,000,000), then Company shall become immediately and irrevocably obligated to pay NovaQuest True-Up Payment Two and shall make such payment by no later than March 1, 2031. “True-Up Payment Two” means an amount equal to the difference between: (A) One Hundred Twenty-Five Million Dollars ($125,000,000) and (B) the sum of all Investor Return Payments paid to NovaQuest on or before December 31, 2030; provided that in no event may True-Up Payment One be a negative number.
(d)
Prepayment. Notwithstanding any other provision of this Agreement, Company may prepay its obligations to NovaQuest in full at any time during the Term of this Agreement, without penalty. Company may exercise such prepayment option by paying NovaQuest the then-current Prepayment Amount and providing NovaQuest with written notice designating such payment as a prepayment pursuant to this Section 4.1(d) (such payment, a “Prepayment”). Company and NovaQuest agree that any Prepayment shall be deemed to be due and payable to NovaQuest upon its receipt, as consideration for NovaQuest’s provision of funding hereunder.
(e)
Satisfaction of Investor Return Payment Obligations; Payment Cap. Notwithstanding anything to the contrary herein, Company’s obligation to make any Investor Return Payments to NovaQuest will terminate upon the earliest to occur of the following (such occurrence, “Investor Return Payment Satisfaction”): (i) such time as the sum of all Investor Return Payments paid to NovaQuest as of a particular date of determination equals the Payment Cap in effect for such date of determination; or (ii) such time as NovaQuest has received a Prepayment in accordance with Section 4.1(d). For clarity, upon the achievement of Investor Return Payment Satisfaction, this Agreement will terminate in accordance with Section 9.2(b).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(f)
Payment Reports. Commencing with the Fiscal Year during which the Effective Date occurs and continuing for each Fiscal Year until the achievement of Investor Return Payment Satisfaction, Company shall, simultaneously with its delivery of a Revenue Interest Payment pursuant to Section 4.1(a) or, if no Revenue Interest Payment is due, within [*] of the end of the applicable Fiscal Year, prepare and deliver a written report to NovaQuest that includes (to the extent received from a Responsible Party or otherwise reasonably available to the Company) reasonably detailed information regarding the total monthly sales of the Product on a country-by-country basis in such Fiscal Year, including the amounts of gross sales of the Product per country in the Territory, and a calculation of the respective portions of Astellas EMEA Revenue, Astellas Japan Revenue, Astellas Other Revenue, and the applicable Revenue Interest Payment payable to NovaQuest which are attributable to each country for such Fiscal Year (including any foreign exchange rates employed) (such written report, a “Payment Report”); provided that, notwithstanding the foregoing, the Royalty Report for the 2022 Royalty Dates shall be deferred and provided to NovaQuest with the Payment Report for Fiscal Year 2023. For the avoidance of doubt for each other Fiscal Year during the Term, Company shall provide NovaQuest with a Payment Report pursuant to this Section 4.1(f) even if no Revenue Interest Payment is owed for a given Fiscal Year.
4.2
NovaQuest’s Account. All payments under this Agreement to NovaQuest shall be made in Dollars by wire transfer in immediately available funds to such accounts as NovaQuest designates in writing from time to time.
4.3
Taxes; Withholding.
(a)
If any Governmental Authority requires Company to deduct or withhold any amount from, or NovaQuest to pay any present or future Tax, assessment, or other governmental charge on, any payment by Company to NovaQuest (a “Withholding Payment” ), then Company shall, in addition to paying NovaQuest the amount reduced by such Withholding Payment, simultaneously pay NovaQuest an additional amount such that NovaQuest receives the full contractual amount of the applicable payment as if no such Withholding Payment had occurred (such additional amount, the “Gross-Up Amount”).
(b)
Notwithstanding Section 4.3(a), if a Withholding Payment is required solely as a result of (i) a Voluntary Transfer by NovaQuest after the Effective Date of this Agreement or (ii) the failure to provide an IRS Form W-9 pursuant to Section 4.3(c), then Company shall not be obligated to pay NovaQuest the Gross-Up Amount with respect to such Withholding Payment.
(c)
NovaQuest and any permitted transferee or assignee hereunder shall deliver at the closing, and at any other times as reasonably requested by the Company or required by law to reduce the amount of withholding, a properly completed IRS Form W-9 certifying that NovaQuest (or such permitted transferee or assignee) is exempt from “backup” withholding tax.
(d)
If Company is required to make a Withholding Payment to a Governmental Authority, Company shall deliver to NovaQuest the original or a certified copy of a receipt issued by such Governmental Authority evidencing its payment of such Withholding Payment.
(e)
For Tax purposes, Company and NovaQuest shall treat the transaction contemplated by this Agreement as indebtedness subject to the rules applicable to contingent payment debt instruments under Treasury Regulation Section 1.1275-4(b). Company shall prepare and provide NovaQuest with the “project payment schedule” in accordance with the requirements of Treasury Regulation Section 1.1275-4(b) and Company will reasonably consider any feedback with respect to the “projected payment schedule” from NovaQuest. If there is an inquiry by any Governmental Authority of Company or NovaQuest related to this Section 4.3(e), the Parties shall cooperate with each other in responding to such inquiry in a commercially reasonable manner consistent with this Section 4.3(e).
4.4
Interest. If any payment required to be paid by Company to NovaQuest under this Agreement is not made when due, then such outstanding payment will accrue interest, beginning on the date when the payment was due, at an annual rate equal to [*] plus the Prime Rate, subject to any limitation under Applicable Law. Such rate will be compounded every [*], commencing on the date on which such payment was due. Payment of accrued interest will accompany payment of the outstanding payment. “Prime Rate” means the prime rate as reported in The Wall Street Journal, New York edition, on the date such payment is due.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

4.5
Grant of Security Interest.
(a)
For value received and to secure the prompt and complete payment and performance of all payment obligations of Company now or hereafter owing to NovaQuest under Section 4.1 hereof, the Company does hereby: (i) grant to NovaQuest a security interest in and to all right, title and interest in, to and under the Collateral; and (ii) authorize NovaQuest, from and after the Effective Date, to file such financing statements and continuation statements with respect to such financing statements when applicable, in such manner and such jurisdictions as are necessary or appropriate to perfect the security interest granted hereunder; provided, that the description of the Collateral in such financing statements and continuation statements shall not be broader than the definition of the Collateral hereunder.
(b)
Subject to Section 4.5(d), Company agrees that from time to time, Company will, in a commercially reasonable manner, execute and deliver all further instruments and documents, and take all further actions, that NovaQuest may reasonably request and that are required in order to perfect and protect the security interest granted in the Collateral hereby, to create, perfect or protect the security interest purported to be granted hereby or to enable NovaQuest to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral, including, but not limited to, entering into United States law governed intellectual property security agreements with respect to the Product IP Rights and filing such agreements with the United States Patent and Trademark Office, as necessary, [*].
(c)
Following the termination of this Agreement, upon the Company’s request, NovaQuest shall (i) file a UCC-3 termination statement terminating the security interest granted in this Section 4.5 and terminate any intellectual property security agreements filed with the with the United States Patent and Trademark Office, and (ii) execute and deliver such documents, and take any other actions, to evidence the payment in full of all obligations under this Agreement and the other Transaction Documents and the termination (and notice of termination) of all security interests granted under this Agreement or any other Transaction Document. [*].
(d)
Notwithstanding any provision herein to the contrary, the Company shall not be required to execute or deliver any instrument or document or take any further actions, in each case, with respect to any Collateral (other than the filing of a UCC-1 financing statement against the Company in its jurisdiction of incorporation and an intellectual property security agreement to be filed with the United States Patent and Trademark Office) if any of the following apply:
(i)
[*];
(ii)
the burden or cost of obtaining a grant of a security interest therein or perfection thereof (including any burden resulting from a change to the ordinary course business operations of Company or from any third party consent required for any such grant or perfection) exceeds the practical benefit to NovaQuest afforded thereby as reasonably mutually determined by Company and NovaQuest;
(iii)
such actions would contravene, violate, cause a breach or default under or give rise to a right of early termination under or require any third party consent, authorization or approval by any Person (including any Governmental Authority) that is not an Affiliate of the Company (other than which have already been obtained or that Company reasonably determines would not be burdensome to obtain upon NovaQuest’s reasonable request to obtain), any Applicable Law or contract to which the Company or any of its assets are bound (other than any contract entered into for purposes of contravening or avoiding the Company’s obligations hereunder), including, for the avoidance of doubt, any intercreditor agreement; or
(iv)
would result in adverse tax consequences to the Company or any of its Affiliates.
(e)
For the avoidance of doubt, the security interest granted to NovaQuest pursuant to this Section 4.5 (and any perfection, priority or protection thereof) shall be subject to the terms of any [*] executed from time to time after the date hereof, and with respect to any conflict between this Agreement and any [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

ARTICLE V

INFORMATION RIGHTS; RECORD KEEPING

5.1
Information Rights.
(a)
In addition to Company’s other reporting and disclosure obligations contained in this Agreement, and, with respect to information Company has the right to receive under the Astellas Agreements and information that Company is provided under the Astellas Agreements, Company shall, and shall cause all other Responsible Parties to, upon NovaQuest’s reasonable request, promptly prepare and provide NovaQuest with reasonable notice and information regarding each of the following matters relating to the Product and to promptly respond to NovaQuest’s reasonable inquiries with respect thereto and promptly provide, upon NovaQuest’s reasonable request, information and documents related to each of the following matters, in each case, to the extent relating to, or that could be reasonably expected to materially affect, the Commercialization of the Product in the Territory:
(i)
general Commercialization overview and updates, including any material issues regarding manufacturing of the Product;
(ii)
finalized briefing packages and minutes from meetings with a Governmental Authority, notifications, letters, and other material communications with a Governmental Authority;
(iii)
material Regulatory Filings, including any NDA;
(iv)
any material actual or anticipated issues with the supply of the Product;
(v)
any matters arising from Patents Covering the Product and other intellectual property rights protecting the Product, including intellectual property rights owned or controlled by Third Parties, that would reasonably be expected to materially and adversely impact the Commercialization of the Product;
(vi)
any decision or anticipated decision to cease marketing, selling, or otherwise Commercializing the Product;
(vii)
receipt of Regulatory Approvals; and
(viii)
each Sales Forecast to be provided pursuant to Section 5.1(b).

Notwithstanding the foregoing, Company may, at its election, deliver the information contemplated herein and therein via disclosures made pursuant to Company’s public reporting requirements, by delivery of summaries, reports, or presentations to NovaQuest, or by providing excerpts of materials presented to the Company’s board of directors or executive leadership team, provided that upon NovaQuest’s reasonable request, Company promptly shall provide reasonable access to any material information and documents encompassing the information provided by Company pursuant to this Section 5.1(a).

(b)
To the extent that Company is able to forecast and track, and actually does forecast and track orders for the Product in the Territory, Company will, on an annual basis during the Term and within [*] after approval from the Company’s board of directors, provide NovaQuest with a copy of Company’s good faith forecasted sales of the Product in the Territory for the then-current Fiscal Year (each such Fiscal Year forecast, a “Sales Forecast”). The form and format of the Sales Forecasts shall be as reasonably determined by the Company, provided, however, that each such Sales Forecast shall take into account any forecasts provided by Responsible Parties if such forecast is provided by any Responsible Party. This Section 5.1(b) does not, with respect to obtaining information from Astellas, require Company to take any actions beyond which Company has the right to take under the Astellas Agreements.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c)
[*], upon NovaQuest’s reasonable advance request, NovaQuest shall be entitled to an update call or meeting (via teleconference or videoconference or at a location reasonably designated by NovaQuest) to discuss (i) the Quarterly Reports and the Payment Reports, (ii) [*], the progress of Commercialization efforts with respect to the Product in the Territory, (iii) [*], the status and the historical and potential performance of the Product in the Territory, (iv) [*], any regulatory developments with respect to any Product in the Territory; and (v) such other matters that the Parties mutually deem reasonably appropriate.
5.2
Company’s Record Keeping; NovaQuest’s Audit Rights.
(a)
Records. Company shall, and shall ensure that the Responsible Parties shall, consistent with GAAP or IFRS, as applicable, keep and maintain for a period of at least [*] from the end of any Fiscal Quarter (except as otherwise provided herein) accounts and records of all data reasonably required to verify:
(i)
information required to be provided to NovaQuest under this Agreement, including pursuant to Section 5.1; and
(ii)
(A) the gross amount received by any Responsible Party from Third Parties for sales of the Product, and (B) the calculation of the Revenue Interest Payments.

Company’s and the Responsible Parties’ recordkeeping obligations under this Section 5.2 shall survive the termination of this Agreement until the date that is [*] following the last day on which a payment is due under this Agreement (the “Recordkeeping Period”).

(b)
Audit. From the Effective Date until the expiration of the Recordkeeping Period, upon prior written notice to Company: (i) NovaQuest shall have the right to review and audit, through an independent certified public accountant selected by NovaQuest and reasonably satisfactory to Company, those accounts and records of Company as NovaQuest determines is reasonably necessary to verify Company’s and Responsible Parties’ compliance with this Agreement; and (ii) Company shall, upon the reasonable request of NovaQuest, [*] review and audit each Responsible Party, through an independent certified public accountant reasonably approved by NovaQuest, those accounts and records of each such Responsible Party as NovaQuest determines is reasonably necessary to verify such Responsible Party’s compliance with this Agreement. Such review and audits shall occur during normal business hours and no more than once per Fiscal Year, provided that NovaQuest shall be entitled to conduct a reasonable number of follow-up reviews and audits if NovaQuest finds that Company or a Responsible Party is not in material compliance with this Agreement. In addition, Company shall, upon reasonable request by NovaQuest (which request NovaQuest shall be permitted to make one time every [*], promptly exercise its audit rights pursuant to Section 10.5 of the Astellas Japan Agreement or the Section of the Astellas EMEA Agreement titled “Reporting and Audit Rights,” in each case to the extent necessary to verify the calculations of Astellas Japan Revenue, Astellas EMEA Revenue, or Astellas Other Revenue, and shall furnish the results of such audit to NovaQuest. With respect to any Replacement Agreement entered into by Company that would reasonably be expected to generate Replacement Net Sales Revenue or Replacement Other Revenue, Company shall use reasonable efforts to ensure that such Replacement Agreement grants Company audit rights which are substantially similar in all material respects to Company’s audit rights pursuant to section 10.5 of the Astellas Japan Agreement or the section of the Astellas EMEA Agreement titled “Reporting and Audit Rights.” With respect to any such Replacement Agreement described in the foregoing sentence, Company shall, upon request by NovaQuest (which request NovaQuest shall be permitted to make one time every [*], promptly exercise its audit rights to the extent necessary to verify the calculations of Replacement Net Sales Revenue or Replacement Other Revenue and shall furnish the results of such audit to NovaQuest. NovaQuest shall be solely responsible for all of the expenses of any audit conducted pursuant to this Section 5.2(b), unless the independent certified public accountant’s report shows, in respect of any Fiscal Year then being reviewed, an underpayment of amounts due to NovaQuest hereunder for such Fiscal Year by more than [*], in which case Company shall be responsible for the reasonable expenses incurred by NovaQuest for the independent certified public accountant’s services. If the report shows an underpayment of amounts due to NovaQuest hereunder, then Company will pay NovaQuest an amount equal to such underpayment, plus interest on such amounts in accordance with Section 4.4, within [*] after receipt of notice of such underpayment and copy of the relevant portion of the audit report.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

5.3
Notice of Certain Events. Company will notify NovaQuest in writing with respect to the following matters promptly upon Company’s Knowledge thereof (and Company shall be responsible for ensuring that each Responsible Party notifies Company of such matters upon such Responsible Party becoming aware thereof), in each case, to the extent relating to the Commercialization of the Product in the Territory:
(a)
Company’s or any other Responsible Party’s submission of a material Regulatory Filing for the Product, including any NDA;
(b)
Company’s or any other Responsible Party’s receipt of Regulatory Approval for the Product;
(c)
the occurrence of any Material Adverse Effect;
(d)
any decision by Company or any other Responsible Party to cease the Commercialization of the Product in the Territory;
(e)
the actual or written threat of revocation, withdrawal, suspension, cancellation, termination, or material modification of any approvals or authorizations, including any Regulatory Approval, from any Governmental Authority with respect to the Product in the Territory;
(f)
Company’s or, to the Knowledge of Company, any other Responsible Party’s being debarred, excluded, suspended, or otherwise ineligible to participate in government health care programs;
(g)
Company’s or, to the Knowledge of Company, any other Responsible Party’s becoming a party to a settlement, consent, or similar agreement with any Governmental Authority regarding the Product in the Territory;
(h)
Company’s or, to the Knowledge of Company, any other Responsible Party’s being charged with, or convicted of, violating any Applicable Law regarding the Product in the Territory;
(i)
any recall, suspension, market withdrawal, seizure, warning letter, other written communication asserting lack of compliance with any Applicable Law in any material respect, or any serious adverse event in each case, with respect to the Product in the Territory; and
(j)
any clinical trial of the Product being suspended, put on hold, or terminated prior to completion as a result of any action by a Governmental Authority, or as a result of a Responsible Party’s voluntary decision in the Territory; and
(k)
the receipt by Company or any other Responsible Party of any adverse written notice from any Governmental Authority regarding the approvability or approval of the Product in the Territory.
(l)
Any notice provided pursuant to this Section 5.3 shall include a reasonably detailed description of the event giving rise to the requirement to provide such notice, along with complete copies of all material documentation related thereto unless prohibited by Applicable Law.

Notwithstanding the foregoing, Company may, at its election, deliver the information contemplated herein and therein via disclosures made pursuant to Company’s public reporting requirements, by delivery of summaries, reports, or presentations to NovaQuest, or by providing excerpts of materials presented to Company’s board of directors or executive leadership team.

5.4
ESG Questionnaires. The Company will provide, to the Knowledge of Company and solely as permitted by Applicable Law, true and complete responses to any ESG Questionnaires submitted to Company by NovaQuest no more than once per each Fiscal Year during the Term. For the purposes of this Section 5.4 and this Agreement, “ESG Questionnaires” means any questionnaire, survey, request for information, or other similar inquiry, relating to environmental, social, or governance issues and Company’s policies and practices in connection therewith.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

5.5
Data Room. Within [*] after the Effective Date, Company shall deliver to NovaQuest an electronic copy of all the documents and information contained in the virtual online data room hosted on behalf of Company by [*] in the online workspace captioned [*] as of the Effective Date (the “Data Room”).
ARTICLE VI

CONFIDENTIAL INFORMATION

6.1
Definition of Confidential Information.
(a)
For purposes of this Agreement, the term “Confidential Information” of a Party means the terms of this Agreement and any information or materials furnished by or on behalf of such Party or its Affiliates to another Party or its Affiliates pursuant to this Agreement or learned through observation during visit(s) to any facility of the Party or its Affiliates.
(b)
Notwithstanding Section 6.1(a), the term “Confidential Information” shall not include information that:
(i)
was already known to the receiving Party, other than under a legal, contractual, or fiduciary obligation of confidentiality to or for the benefit of the disclosing Party, at the time it was disclosed to or learned by the receiving Party hereunder;
(ii)
was generally available to the public at the time it was disclosed to or learned by the receiving Party hereunder;
(iii)
became generally available to the public after it was disclosed to or learned by the receiving Party hereunder, other than through any act or omission of the receiving Party or its Affiliates or representatives in breach of this Agreement;
(iv)
was lawfully disclosed to the receiving Party, after it was disclosed to or learned by the receiving Party hereunder, by a Third Party that, to the receiving Party’s knowledge, was not bound by any legal, contractual, or fiduciary obligation of confidentiality to or for the benefit of the disclosing Party with respect to such information; or
(v)
is independently developed by the receiving Party without the benefit or use of the Confidential Information of the disclosing Party.
6.2
Obligations. Except as authorized in this Agreement or except upon obtaining the other Party’s prior written consent, each Party agrees that for the Term and for [*] thereafter, it will:
(a)
maintain in confidence, and not disclose to any Person, the other Party’s Confidential Information;
(b)
not use the other Party’s Confidential Information for any purpose, except for performing its obligations and exercising its rights and remedies under this Agreement; and
(c)
protect the other Party’s Confidential Information in its possession by using substantially the same or higher degree of care that it uses to protect its own Confidential Information (but no less than a reasonable degree of care).

Notwithstanding anything to the contrary in this Agreement, a Party is entitled to seek injunctive relief to restrain the breach or threatened breach by the other Party of this ARTICLE VI without having to prove actual damages or threatened irreparable harm or post any bond. Such injunctive relief will be in addition to any rights and remedies available to the aggrieved Party at law, in equity, and under this Agreement for such breach or threatened breach.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

6.3
Permitted Disclosures.
(a)
Permitted Persons. A Party may disclose the other Party’s Confidential Information, without the other Party’s prior written permission, to:
(i)
its Affiliates and its and its Affiliates’ limited partners, members, managers, directors and individuals or bodies responsible for governance of receiving Party (including, with respect to NovaQuest, NovaQuest’s investment committee and limited partner advisory committee), banks and other actual or potential financing sources, and actual or potential permitted assignees, purchasers, transferees, or successors-in-interest under Sections 8.2, 8.3, or 11.6 or its or their employees, agents, consultants, attorneys or accountants, in each case, who need to know such Confidential Information (including to provide financing to receiving Party, to assist receiving Party in evaluating or monitoring receiving Party’s interests in the transactions contemplated hereby, or in fulfilling its obligations or exploiting its rights hereunder (or to determine their interest in providing such financing or assistance)) and who are, prior to receiving such disclosure, bound by customary contractual or professional confidentiality and non-use obligations;
(ii)
other Persons who are (A) investors or potential investors (or advisors or fiduciaries (including trustees) or underwriters or placement agents to such Persons) in connection with a private placement or other equity, debt, or other investment or potential investment transaction in or with receiving Party (including, with respect to NovaQuest, an investment or potential investment in or with NovaQuest or a NovaQuest Affiliate), who need to know such Confidential Information in connection with making or monitoring such equity, debt, or other investment or potential investment transaction, or (B) in the case of NovaQuest, potential investment targets (provided that (1) for the purpose of this Section 6.3(a)(ii), receiving Party may disclose only Confidential Information of disclosing Party pertinent to the investment or potential investment transaction and may make such disclosures only in anticipation, and during the period, of such investment or potential investment transaction, and (2) for the purpose of clause (B) of this Section 6.3(a)(ii), NovaQuest may disclose the identity of Company, the Product that is the subject of this Agreement, and the fact that this Agreement provides for the Investor Return Payments) provided that in the case of clauses (A) and (B) of this Section 6.3(a)(ii), such Persons are, prior to receiving such disclosure, bound by customary contractual or professional obligations of confidentiality, nondisclosure, and nonuse; and
(iii)
officers, employees, or advisors of any Governmental Authorities for the purpose of submitting Regulatory Filings for the Product and obtaining or maintaining Regulatory Approval, or in connection with any routine examination of a Party by a Governmental Authority.

[*].

(b)
Legally Required. A Party may disclose the other Party’s Confidential Information, without the other Party’s prior written permission, to any Person to the extent such disclosure is necessary to comply with Applicable Law, applicable stock exchange requirements, or an order or subpoena from a court of competent jurisdiction. In the case of any compelled disclosure, the compelled Party, to the extent legally permissible, shall give reasonable advance notice to the other Party of such disclosure and, at such other Party’s reasonable request and expense, the compelled Party shall use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise). However, if a Party receives a request from an authorized representative of a U.S. or foreign tax or financial reporting authority (including the U.S. Securities and Exchange Commission) for a copy of this Agreement, then that Party may provide a copy of this Agreement to such authority representative without advance notice to, or the permission or cooperation of, the other Party, but the disclosing Party shall notify the other Party of the disclosure as soon as reasonably practical.
(c)
NovaQuest Consent. Notwithstanding anything to the contrary in this Section 6.3, Company shall not, and Company agrees to ensure that Responsible Parties shall not, without the prior written consent of NovaQuest (not to be unreasonably, withheld, conditioned or delayed), disclose to a Third Party any: [*].

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

6.4
Terms of Agreement. The Parties agree that they will each treat the existence, contents and terms of this Agreement as confidential, and neither Party shall make any press release or other disclosure to the general public that discloses or otherwise concerns this Agreement or any terms hereof, without the prior written consent of the other Party (not to be unreasonably, withheld, conditioned or delayed), except to the extent permitted under Section 6.3 or as otherwise permitted in accordance with this Section 6.4 or Section 6.5. Notwithstanding anything to the contrary in this Agreement, NovaQuest acknowledges and agrees that it will be necessary for Company to file this Agreement with the SEC and to make other public disclosures regarding the terms of this Agreement and payments made under this Agreement in its reports filed with the SEC and consents to such public filing and the making of such public disclosures, and Company agrees that it will provide NovaQuest a reasonable opportunity to review and comment on any proposed redactions to the copy of this Agreement to be filed with the SEC, as well as on such other public disclosures made by Company relating to NovaQuest or this Agreement or the transactions contemplated thereby, which comments Company shall consider in good faith, provided that Company shall not be required to provide NovaQuest the opportunity to review and comment on any disclosure substantively identical to any disclosure previously reviewed and commented upon by NovaQuest. For purposes of clarity, Company shall not be required to provide NovaQuest the opportunity to review and comment on any disclosure substantively identical to any disclosure previously reviewed and commented upon by NovaQuest and each Party is free to republish or discuss with Third Parties the information regarding the Agreement and the Parties’ relationship disclosed in such securities filings and any other authorized public announcements.
6.5
Use of Names. Neither Party shall mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates (or any abbreviation or adaptation thereof) in any publication, press release, publicly available promotional material, or other form of publicity without the prior written approval of such other Party in each instance. Notwithstanding the foregoing, the restrictions imposed by this Section 6.5 shall not prohibit a Party from making any disclosure identifying any such Person to the extent required by Applicable Law or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted) or to the extent that such information is already public information. Further, notwithstanding the foregoing, the Parties agree that each Party shall have the right to publicly disclose the existence of this Agreement as a revenue interest financing agreement with revenue interest payments and true-up payments, Company’s prepayment option, the name of the Parties, the name and a description of the Product, and the amount of the Total Funding Commitment.
ARTICLE VII

REPRESENTATIONS AND WARRANTIES; LIMITATION OF LIABILITY

7.1
Company’s Representations and Warranties. Except as set forth in the applicable Schedules attached hereto, Company represents and warrants to NovaQuest as of the Effective Date as follows:
(a)
Organization. Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business and legally permitted to perform its obligations under this Agreement in each jurisdiction where failure to be so qualified could result in a Material Adverse Effect.
(b)
Authorization. Company has all necessary corporate or other power, right, and authority to carry on its business as it is presently carried on by Company and as contemplated by this Agreement, to enter into, to execute and deliver this Agreement, and to perform all of the covenants, agreements, and obligations to be performed by Company hereunder. This Agreement has been duly executed and delivered by Company and, when executed and delivered by NovaQuest, constitutes Company’s valid and binding obligation, enforceable against Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and equitable principles.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(c)
No Conflicts. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder does not and will not: (i) violate any provision of the organizational documents of Company; (ii) conflict with or violate any Applicable Law that applies to Company or its assets or properties; (iii) require any permit, authorization, consent, approval, exemption, or other action by, notice to, or filing with any entity or Governmental Authority (other than as expressly contemplated hereby); (iv) violate, conflict with, result in a material breach of, or constitute (with or without notice or lapse of time or both) a material default under, or an event that would give rise to any right of notice, modification, acceleration, payment, cancellation, or termination under, or in any manner release any party thereto from any obligation under, any permit or contract to which Company or any Affiliate of Company is a party or by which any of its properties or assets are bound; or (v) except as provided in Section 4.5, result in the creation or imposition of any Encumbrance on any part of the Collateral of Company (other than Permitted Encumbrances)[*].
(d)
No Consent. Except for (i) any consents required to be provided from Astellas under the Astellas Agreements, (ii) any filings necessary to perfect the security interest granted in favor of NovaQuest under Section 4.5 and (iii) other consents which have already been obtained, no other consent, approval, license, order, authorization, registration, declaration, or filing with or of any Person, other than Regulatory Approvals required with respect to the Product, is required by Company in connection with the execution and delivery by Company of this Agreement, the performance by Company of its obligations under this Agreement, or the consummation of any of the transactions contemplated hereby[*].
(e)
Product Property. A list of the Patents owned or controlled by Company that Cover the Product in the Territory as currently Commercialized is set forth in Schedule 7.1(e) (the “Product Patents”). To the Knowledge of Company, all of the Product Patents are in full force and effect and have not lapsed, expired, or otherwise terminated. Except as set forth in Schedule 7.1(e), no Person has made a written claim to Company or, to the Knowledge of Company, to any other Party, to be an inventor under any of the Product Patents who is not a named inventor thereof. Company has good and valid title to and solely owns all right, title, and interest in and to the Product Patents subject to Permitted Encumbrances and the License. To Company’s Knowledge, the Product Patents are all of the Patents reasonably necessary for the Commercialization of the Product in Territory as currently Commercialized or contemplated to be Commercialized. [*].
(f)
Litigation. Except as set forth in Schedule 7.1(f), there is no action, suit, claim, proceeding, interference, reexamination, opposition, inter partes or post-grant review, or investigation pending or, to the Knowledge of Company, threatened against Company, any other Responsible Party, or any of its or their licensors, at law or in equity, in an arbitration proceeding to which Company, any other Responsible Party, or any of its or their licensors is a party, or Governmental Authority inquiry pending or, to the Knowledge of Company, threatened against Company, any other Responsible Party, or any of its or their licensors, that, in each case, if adversely determined, would: (i) question or defeat the validity or enforceability of any Product IP Rights; (ii) prevent, interfere with, or delay the consummation of the transactions contemplated by this Agreement; (iii) otherwise adversely affect any Product IP Rights or NovaQuest’s rights under this Agreement; or (iv) have, or reasonably be expected to result in, a Material Adverse Effect.
(g)
Infringement and Intellectual Property. To the Knowledge of Company, the making, use, sale, offer for sale, or import of the Product as currently Commercialized or contemplated to be Commercialized by any Responsible Party, Licensees, or sublicensees in the Territory does not, and will not, during the Term, infringe any issued Patent of any Third Party or misappropriate or make any unauthorized use of any other intellectual property or proprietary asset of any Third Party. To the Knowledge of Company, the Product Patents are, or will be upon issuance, valid and enforceable and no Third Party is infringing, misappropriating, or making any unauthorized use of a Product Patent or Product Know-How. None of the Product Patents or Product Know-How is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by Company.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(h)
Material Contracts. All Material Contracts to which Company or its Affiliates are a party are listed in Schedule 7.1(h) and are enforceable and in full force and effect, except as such enforceability may be limited due to applicable Bankruptcy Laws affecting the enforcement of creditors’ rights generally, and general principles of equity. Company has provided correct and complete copies of all such Material Contracts to NovaQuest. Each Responsible Party is in compliance with and has not materially breached, violated, or defaulted under, or received written notice that it has materially breached, violated, or defaulted under any of the terms or conditions of any such Material Contract. Company is not aware of any event that has occurred or circumstance or condition that exists that would, or would reasonably be expected to, constitute such a breach, violation, or default with the lapse of time, giving of notice, or both. To the Knowledge of Company, the counterparty of each Material Contract is in compliance in all material respects with the terms and conditions of such Material Contract. Except as set forth in Schedule 7.1(h), Company has not granted an Encumbrance on any of its Product IP Rights, on the Revenue Interests, or on any of Company’s payments to NovaQuest under this Agreement (in each case, solely to the extent constituting Collateral), except Permitted Encumbrances.
(i)
Certain Regulatory Matters.
(i)
To the Company’s Knowledge, a Responsible Party holds all or is seeking the applicable approvals and authorizations from Governmental Authorities necessary for Company or, to the Knowledge of Company, such Responsible Party to conduct its business in the manner in which such business is being conducted and as contemplated hereunder with respect to the Product in the Territory, including the manufacture, testing, and Commercialization of the Product. To the Knowledge of the Company, the countries in which a Responsible Party holds an applicable approval and authorization for the Product in the Territory is as set forth on Schedule 7.1(i) and all such issued approvals and authorizations are in good standing and in full force and effect. Company or, to the Knowledge of Company, a Responsible Party has not received any written notice or any other communication from any Governmental Authority regarding any actual or possible revocation, withdrawal, suspension, cancellation, termination, or material modification of any such issued or pending approvals or authorizations for the Product in the Territory.
(ii)
Company has not, and, to the Knowledge of Company, no other Responsible Party has, with respect to the Product in the Territory, knowingly made any untrue statement of a material fact or fraudulent statement to any Governmental Authority, failed to disclose a material fact required to be disclosed to any Governmental Authority, or committed an act, made a statement or failed to make a statement, that provides or could reasonably be expected to provide a basis for the FDA or other Governmental Authority to invoke the FDA’s policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy of any other Governmental Authority.
(iii)
Company is not and has never been, and, to the Knowledge of Company, no Responsible Party is or has ever been: (A) debarred by a Governmental Authority; (B) a party to a settlement agreement, consent decree, or similar agreement with a Governmental Authority regarding the Product in the Territory; or (C) charged with, or convicted of, violating Applicable Law regarding the Product in the Territory.
(iv)
To the Knowledge of Company, the Product has not been the subject of or subject to (as applicable) any recall, suspension, market withdrawal, seizure, warning letter, other written communication asserting lack of compliance with any Applicable Law in any material respect in the Territory. No clinical trial of the Product in the Territory has been suspended, put on hold, or terminated prior to completion as a result of any action by any Governmental Authority or voluntarily.
(v)
Neither Company nor its Affiliates have, and, to the Knowledge of Company, no other Responsible Party or exclusive licensor of any Product Patent, has received any adverse written notice from any Governmental Authority regarding the approvability or approval of the Product in the Territory.
(j)
Financial Condition. All financial statements for Company delivered to NovaQuest fairly present, in conformity with GAAP or IFRS, as applicable, in all material respects Company’s financial condition and Company’s results of operations. There has not been any material deterioration in Company’s financial condition since the date of the most recent financial statements delivered to NovaQuest.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(k)
Supply. The Company has on hand or has made adequate provisions to secure sufficient quantities of Product to meet its obligations under the Astellas Agreements. The Company has on hand or has made adequate provisions to secure sufficient quantities of Product to support the Commercialization of the Product in the Territory.
(l)
Lien Representations and Warranties. The Company’s exact legal name is, and has been since its incorporation, “FibroGen, Inc.” The Company is, and has been since its incorporation, incorporated in the State of Delaware.
(m)
Taxes. Company and its subsidiaries have: (i) filed all federal and state income Tax returns and other material Tax returns that they are required to file and (ii) duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Company and its subsidiaries maintain adequate reserves in accordance with GAAP.; With respect to Company and its subsidiaries, there are no proposed or pending Tax assessments, deficiencies, audits, or other proceedings that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(n)
Brokers’ Fees. Except for Morgan Stanley & Co. LLC, there is no investment banker, broker, finder, financial advisor, or other intermediary who has been retained by or is authorized to act on behalf of Company who might be entitled to any fee or commission in connection with the transactions contemplated by the Transaction Documents.
(o)
Ownership. Company is the exclusive owner of the entire right, title (legal and equitable), and interest in, to, and under the Revenue Interests, and has good and valid title thereto.
(p)
Solvency. Upon consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom: (i) the fair saleable value of Company’s assets (on a consolidated basis) will be greater than the sum of its Indebtedness, liabilities and other obligations, including contingent liabilities; (ii) the present fair saleable value of Company’s assets (on a consolidated basis) will be greater than the amount that would be required to pay its probable liabilities on its existing Indebtedness, liabilities and other obligations, including contingent liabilities, as they become absolute and matured; (iii) Company will be able to realize upon its assets (on a consolidated basis) and pay its Indebtedness, liabilities and other obligations, including contingent obligations, as they mature; (iv) Company (on a consolidated basis) will not be rendered insolvent (within the meaning of any applicable law or otherwise), will not have unreasonably small capital with which to engage in its business and will not be unable to pay its Indebtedness as it matures; and (v) Company will not have become subject to any Voluntary Bankruptcy or Involuntary Bankruptcy. No step has been taken by Company or, to the Knowledge of Company, any other Person, to make Company subject to a Voluntary Bankruptcy or Involuntary Bankruptcy.
(q)
Full Disclosure. With respect to the Product in the Territory, the Data Room contains true and complete copies of all agreements, contracts, documents, or other information referred to in this Agreement or that have been requested by NovaQuest, in each case, that has not been publicly disclosed by the Company. No representation or warranty or other statement made by Company in this Agreement, the Exhibits, the Schedules, any supplements, attachments, or annexes to the Exhibits or Schedules, or any certificates delivered in connection with the transactions contemplated in this Agreement contains any untrue statement or omits to state a material fact necessary to make any of them, in light of the circumstances in which it was made, not misleading. To the Knowledge of Company, there is no fact, event, or condition that has specific application to Company and that materially adversely affects the Product that has not been set forth in this Agreement, the Exhibits, and the Schedules hereto.
7.2
NovaQuest’s Representations and Warranties. NovaQuest represents, warrants, and covenants to Company as of the Effective Date, as follows:
(a)
Organization. NovaQuest is a Delaware limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(b)
Authorization. NovaQuest has all necessary power, right, and authority to carry on its business as it is presently carried on by NovaQuest, to enter into, execute, and deliver this Agreement and perform all of the covenants, agreements, and obligations to be performed by NovaQuest hereunder. This Agreement has been duly executed and delivered by NovaQuest and constitutes, when executed and delivered by Company, NovaQuest’s valid and binding obligation, enforceable against NovaQuest in accordance with its terms, subject to bankruptcy, insolvency, reorganization, or similar laws affecting the rights of creditors generally and equitable principles.
(c)
No Conflict. Neither the execution and delivery of this Agreement nor the performance or consummation of it or the transactions contemplated hereby will: (i) conflict with any Applicable Law; (ii) in any material respect, violate, conflict with, result in a material breach of, or constitute a material default under any material contract, agreement, commitment, or instrument to which NovaQuest is a party or by which NovaQuest or any of its assets are bound or committed; or (iii) violate the applicable formation documents for NovaQuest.
(d)
No Consent. No consent, approval, license, order or authorization, registration, declaration, or filing with or of any Person is required by NovaQuest in connection with the execution and delivery by NovaQuest of this Agreement, the performance by it of its obligations under this Agreement, or the consummation by it of any of the transactions contemplated hereby or thereby.
(e)
Litigation. There is no action, suit, claim, proceeding, or investigation pending or, to the knowledge of NovaQuest, which, for the purpose of this Section 7.2(e) means the actual knowledge of Jacob Comer, threatened against NovaQuest or any of its Affiliates, at law or in equity, in an arbitration proceeding to which NovaQuest or any of its Affiliates is a party, or pursuant to the procedures of a Governmental Authority having jurisdiction over NovaQuest or its Affiliates, that, if adversely determined, would: (i) prevent the consummation of the transactions contemplated by this Agreement; or (ii) otherwise materially adversely affect Company’s rights under this Agreement.
(f)
Financing. NovaQuest has the contractual right to call, from amounts contractually committed by its investors, sufficient cash to pay the Investment Amount in accordance with this Agreement. NovaQuest acknowledges that its obligations under this Agreement are not contingent on obtaining financing.
7.3
[*].
ARTICLE VIII

COVENANTS

8.1
Notifications.
(a)
Defaults, Termination and Litigation.
(i)
Company shall promptly upon obtaining Knowledge thereof notify NovaQuest in writing and with reasonable detail of any actual or threatened (or any receipt of notice of any actual or threatened): (A) default or material breach by Company or the counterparty under any Material Contract, (B) default or breach by Company or Astellas under the Astellas Agreements if such default or breach would reasonably be expected to have a material adverse effect on the amount of the Revenue Interest Payments; [*]. For avoidance of doubt, as this section relates to the Astellas Agreements, such notification shall be limited to information Company has the right to receive under the Astellas Agreements or information of which the Company has Knowledge.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(ii)
Company shall promptly upon obtaining Knowledge thereof notify NovaQuest in writing and with reasonable detail of the actual or threatened commencement of (or receipt of notice of the actual or threatened commencement of) any dispute, claim, suit, litigation, injunction, or arbitration proceeding related to the Product, [*], or a Material Contract, including those disputes, claims, suits, litigation, or arbitration proceedings alleging a Third Party’s infringement or misappropriation of any of the Product IP Rights owned or licensed by a Responsible Party and those alleging a Responsible Party’s (or any of their respective Affiliates’, licensees’, or sublicensees’) infringement or misappropriation of a Third Party’s intellectual property in the making, use, sale, offer for sale, or importation of the Product. Each such notification shall contain a reasonably detailed summary of the event described therein. At the request of NovaQuest, Company shall promptly discuss with NovaQuest, or provide in writing to NovaQuest, full particulars of the applicable matter. For avoidance of doubt, as this section relates to the Astellas Agreements, such notification shall be limited to information Company has the right to receive under the Astellas Agreements or information of which the Company has Knowledge.
(b)
Intellectual Property Updates. Company shall keep NovaQuest reasonably informed, in accordance with its obligations under ARTICLE V, with regard to all material developments in the status, validity, prosecution efforts, or change thereto, of any of the Product Patents in the Territory owned, licensed, or sublicensed by a Responsible Party, in each case to the extent Company has Knowledge thereof. For avoidance of doubt, as this section relates to the Astellas Agreements, such notification shall be limited to information Company has the right to receive under the Astellas Agreements or information of which the Company has Knowledge.
8.2
No Disposition of Rights. Notwithstanding anything to the contrary herein, but without limiting Company’s obligations under Section 8.6(d), without NovaQuest’s prior written consent (not to be unreasonably, withheld, conditioned or delayed), Company shall not (and Company shall ensure that each of its Affiliates does not) Encumber any: (a) Revenue Interest Payments or (b) Product IP Rights, in each case, solely to the extent constituting Collateral, other than Permitted Encumbrances.
8.3
Event of Default.
(a)
The Company shall notify NovaQuest in writing as soon as possible, and in any event within [*] following the occurrence of any Default or Event of Default during the Term, identifying the nature of such Default or Event of Default and whether or not such Default or Event of Default is in respect of, or is, a Bankruptcy Event of Default. [*] Company shall pay to NovaQuest, by wire transfer of immediately available funds in Dollars, [*].
(b)
Subject to the terms and conditions of [*], if an Event of Default has occurred and is continuing, NovaQuest may, without further notice to Company, exercise all remedies available at law or in equity in respect of the Collateral, including directing Company and its Affiliates to assemble and deliver the Collateral as directed by NovaQuest, notifying any Third Party holding such Collateral (or portion thereof) of NovaQuest’s rights in such Collateral (or portion) and directing such Third Party to transfer such Collateral or make payments in respect thereof to NovaQuest (and Company hereby consents to such transfer or payment).
8.4
Change of Control of Company. In the event of a Change of Control of Company, at Company’s option, Company shall either: (a) cause its obligations under this Agreement to be assumed by the Acquiring Party if all of the following conditions have been met (i) NovaQuest has been provided with a true, complete, and accurate copy of the primary definitive agreement (and any ancillary documents reasonably required for a complete understanding thereof) relating to the Change of Control (subject to redaction and omission to the same extent as the publicly-filed version of such agreement), (ii) solely with respect to a Change of Control in which the Acquiring Party is not a Permitted Company, NovaQuest has provided its prior written consent to the Change of Control, which consent may not be unreasonably withheld, conditioned, or delayed, and (iii) the Acquiring Party has agreed in writing, in form and substance reasonably acceptable to NovaQuest, to assume all of Company’s obligations under this Agreement; or (b) elect to prepay its obligations to NovaQuest in full pursuant to Section 4.1(d); provided that, this Section 8.4 shall not apply in the event a Change of Control pursuant to subsection (d) of the definition of Change of Control occurs; provided further, however, that Company shall provide notice promptly upon such occurrence.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

8.5
Company IP Obligations. Company shall use [*] to (and shall cause each Responsible Party to):
(a)
prosecute and maintain in full force and effect all Product Patents in the Territory owned or controlled by it on or after the Effective Date and all Regulatory Approvals related to the Product in the Territory;
(b)
maintain, keep in full force and effect, and seek available patent term extensions for any such Product Patents;
(c)
defend any challenge to the validity, patentability, enforceability, or non-infringement of any such Product Patents or any opposition to any such Product Patents;
(d)
if a Third Party is infringing such Product Patents, cause such infringement to cease, including by initiating legal proceedings against any Third-Party infringer as necessary;
(e)
promptly provide NovaQuest with written notice of any (i) action or settlement discussions relating to any alleged, actual, or potential infringement of Product Patents to the extent reasonably necessary to Commercialize the Product in the Territory, and (ii) damages award or settlement with respect thereto; and
(f)
maintain all Product Know-How in confidence.

This Section 8.5 does not require Company to take any actions beyond which Company has the right to take under the Astellas Agreements in effect as of the Effective Date.

8.6
Additional Covenants and Agreements of Company.
(a)
Compliance with Law. With respect to the performance of this Agreement and the activities contemplated by this Agreement, Company shall comply, and shall cause each Responsible Party to comply, with all Applicable Laws.
(b)
Noncontravention. Except as set forth in [*] or as otherwise set forth in this Agreement, during the Term, Company shall not grant any right to any Affiliate or Third Party that would conflict with the rights granted to NovaQuest hereunder or enter into any agreement that would impair Company’s ability to perform its obligations under this Agreement.
(c)
Material Contracts and Licenses. Company shall comply with all terms and conditions of, and fulfill all of its obligations under, all of the Material Contracts, except for such noncompliance that would not reasonably be expected to result in a Material Adverse Effect. Company shall use [*] to enforce against the other party(ies) to each Material Contract all material terms and conditions thereunder, except where the failure of the other party(ies) to perform would not reasonably be expected to have a Material Adverse Effect. Company shall ensure that all Licenses contain provisions that require the Licensees to notify Company of any Material Adverse Effect and that allow Company to share information pertaining to the Commercialization of the Product to NovaQuest as contemplated by this Agreement. [*].
(d)
Astellas Agreements.
(i)
Without limiting any of Company’s other obligations under this Agreement, Company shall comply with all material terms and conditions of, and fulfill all of its material obligations under, the Astellas Agreements. Company may not materially amend either of the Astellas Agreements, waive any material term of either of the Astellas Agreements, or terminate either of the Astellas Agreements without NovaQuest’s prior written consent (not to be unreasonably withheld, conditioned or delayed). Company shall use [*] enforce all terms of the Astellas Agreements that, individually or collectively, would reasonably be expected to have a material adverse impact on the amount or timing of any payment to NovaQuest under this Agreement and exercise all of its right and remedies at law or in equity in the event of any breach of either of the Astellas Agreements by Astellas with respect to any such terms.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(ii)
Promptly after receiving notice from Astellas, or any other Person (A) terminating an Astellas Agreement (in whole or in part); (B) alleging any breach of or material default under an Astellas Agreement by Company; or (C) asserting the existence of any facts or circumstances that Company reasonably expects to give rise to an Event of Default, Company shall, in each case ((A) through (C)), (X) promptly give a written notice to NovaQuest describing in reasonable detail the relevant breach, default, facts, circumstances, or termination event, including a copy of any written notice received from Astellas or the other relevant Person, and, in the case of any breach, default, or alleged breach or default by Company, describing in reasonable detail any corrective action Company proposes to take, and (Y) in the case of any breach, default, alleged breach or default by Company, use its best efforts to promptly cure such breach or default and give written notice to NovaQuest upon curing such breach or default.
(iii)
Promptly after Company becomes aware of a breach of, default under, or an alleged breach of or default under, an Astellas Agreement by Astellas or any other Person, including, for the avoidance of doubt, by Company or an Affiliate of Company (each, a “Defaulting Party”), or of the existence of any facts, circumstances, or events that, alone or together with other facts, circumstances, or events, Company reasonably expects (with or without the giving of notice or passage of time, or both) to give rise to a breach of or default under an Astellas Agreement by a Defaulting Party or the right to terminate an Astellas Agreement (in whole or in part) by Company, in each case, Company shall promptly (but in any event within [*] give a written notice to NovaQuest describing in reasonable detail the relevant breach, default, or termination event.
(iv)
Company shall, at NovaQuest’s request and expense, make available its relevant records and personnel to NovaQuest in connection with any prosecution of litigation by Company or NovaQuest against any party to the Astellas Agreements to enforce any of Company’s rights under the Astellas Agreements, and provide reasonable assistance and authority to file and bring such litigation, including, if required to bring such litigation, being joined as a party or plaintiff. All reasonable and documented out-of-pocket Third-Party expenses of Company (including reasonable and documented attorneys’ fees) incurred pursuant to this Section 8.6(d)(iv) shall be reimbursed by NovaQuest.
ARTICLE IX

TERM AND TERMINATION

9.1
Term of Agreement. The term of this Agreement shall commence as of the Effective Date and continue until terminated in accordance with this ARTICLE IX (the “Term”).
9.2
Termination.
(a)
Mutual Termination. This Agreement may be terminated by mutual written agreement of Company and NovaQuest.
(b)
Automatic Termination. This Agreement shall automatically terminate upon the achievement of Investor Return Payment Satisfaction.
(c)
Termination for Material Breach. NovaQuest may terminate this Agreement in the event of an Event of Default or material breach of this Agreement by Company, provided that Company has received written notice from NovaQuest of such breach, specifying in reasonable detail the particulars of the alleged breach and such breach has not been cured within [*] after the date of the relevant notice. NovaQuest will have the right to pursue remedies it may have at law or equity for such breach, including the right to seek damages from Company. For the avoidance of doubt, a material breach of this Agreement by Company will include (but not be limited to) the occurrence of any of the following events, actions or omissions:
(i)
Company materially breaches any representation or warranty under this Agreement or under any other agreement between the Parties contemplated by this Agreement;

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(ii)
Company materially breaches any agreement, covenant, or obligation in this Agreement or under any other agreement between the Parties contemplated by this Agreement, or a Responsible Party other than Company materially breaches any agreement, covenant, or obligation in this Agreement applicable to Responsible Parties.
(d)
Termination for Bankruptcy. NovaQuest may terminate this Agreement in its entirety upon written notice to Company in the event of any Bankruptcy Event of Default.
9.3
Effects of Termination. Expiration or termination of this Agreement for any reason will not release either Party from any obligation or liability which, at the time of such expiration or termination, has already accrued to the other Party or which is attributable to a period prior to such expiration or termination.
9.4
Survival. Notwithstanding anything to the contrary contained in this Agreement, ARTICLE IV (to the extent payment of any Investor Return Payments are contemplated following such termination), Section 5.2 (for the duration of the Recordkeeping Period), ARTICLE VI, ARTICLE VII, Section 9.3, this Section 9.4, ARTICLE X, and ARTICLE XI shall survive the termination of this Agreement for any reason.
ARTICLE X

INDEMNIFICATION

10.1
Company’s Indemnification Obligations. Company hereby agrees to indemnify, defend, hold harmless, and reimburse NovaQuest and its Affiliates and their respective managers, directors, officers, employees, agents, and its and their respective successors, heirs, and assigns (collectively, the “NovaQuest Indemnitees”) from and against any losses, costs, claims, damages, Liabilities, or expenses (including reasonable attorneys’ and professional fees and other expenses of litigation) (each, a “Loss” and collectively, “Losses”) actually sustained or incurred by NovaQuest Indemnitees arising out of claims, suits, actions, or demands, in each case brought by a Third Party, or settlements or judgments arising therefrom (including personal injury, products liability, and intellectual property infringement or misappropriation claims) (each a “Third-Party Claim”) as a result or arising out of:
(a)
a Responsible Party’s, or its or their respective agent’s or contractor’s actions or inactions in connection with the Development, promotion, marketing, handling, manufacture, Commercialization, packaging, labeling, storage, distribution, pricing, reimbursement, transport, use, sale, or other disposition of the Product;
(b)
any breach by Company of a representation or warranty of Company contained in this Agreement or in any other agreement between the Parties contemplated by this Agreement or the breach or default by a Responsible Party of any covenant, agreement, or obligation of Company contained in this Agreement or in any other agreement between the Parties contemplated by this Agreement;
(c)
a Responsible Party’s failure to comply with Applicable Law or GxP; or
(d)
[*] recklessness, or intentional wrongful acts or omissions related to this Agreement of a Responsible Party, or contractors or any of their respective directors, employees, or agents.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

10.2
Procedures.
(a)
Notice. If one or more NovaQuest Indemnitees seek indemnification (each, an “Indemnified Party”) under Section 10.1, then NovaQuest shall give prompt written notice to Company of the assertion of any Third‑Party Claim in respect of which indemnity may be sought hereunder. Such notice shall include a description of the Third‑Party Claim, the nature and amount of the applicable Loss, to the extent known at such time, and NovaQuest’s decision with respect to whether Company will assume the defense of the Third‑Party Claim. The failure NovaQuest to notify Company on a timely basis or provide such information as set forth above will not relieve Company of any liability that it may have to an Indemnified Party unless Company demonstrates that Company’s defense of such action is materially prejudiced by NovaQuest’s failure to give such notice and then solely to the extent thereof. The Indemnified Party shall provide Company with complete and correct copies of reasonably relevant papers and official documents received from or on behalf of the Third Party asserting the Third-Party Claim in connection with any Third-Party Claims for which indemnity is sought hereunder and such other information with respect thereto as Company may reasonably request. The Parties shall keep each other reasonably informed of any facts or circumstances that may be of material relevance in connection with the Loss for which indemnification is sought.
(b)
Appointment of Counsel. If NovaQuest elects to have Company assume the defense of any Third‑Party Claim for which indemnification is sought hereunder, then Company will promptly appoint a lead counsel in the defense of such Third‑Party Claim any legal counsel selected by Company that is reasonably acceptable to the Indemnified Party.
(c)
Right to Participate in Defense. Without limiting Section 10.2(b), any Indemnified Party shall be entitled to participate in the defense of such Third‑Party Claim assumed by Company and to employ counsel of its choice for such purpose. However, such employment shall be at the Indemnified Party’s own expense unless: (i) the employment thereof has been specifically authorized by Company in writing; (ii) Company has failed to assume the defense, diligently defend the claim, and employ counsel in accordance with Section 10.2(b) (in which case the Indemnified Party may control the defense); or (iii) the interests of the Indemnified Party and Company with respect to such Third‑Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under Applicable Laws, ethical rules, or equitable principles, in which case such employment shall be at the expense of Company.
(d)
Settlement. With respect to the defense of any Third‑Party Claim assumed by Company, Company will only have the right to consent to the entry of any judgment or enter into any settlement with respect to such Third‑Party Claim upon the prior written consent of the Indemnified Party (not to be unreasonably, withheld, conditioned or delayed).
(e)
Cooperation. With respect to the defense of any Third‑Party Claim for which indemnification is sought and for which NovaQuest elects the defense thereof to be assumed by Company, the Indemnified Party shall reasonably cooperate in the defense or prosecution thereof, and Company shall reimburse the Indemnified Party for all its reasonable out‑of‑pocket expenses in connection therewith. In the event NovaQuest elects not to have Company assume the defense of any Third‑Party Claim for which indemnification is sought, then Company shall cooperate with the Indemnified Party in the defense or prosecution thereof, including by furnishing such records, information, and testimony, providing such witnesses and attending such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the Indemnified Party to, and reasonable retention by Company of, records and information that are reasonably relevant to such Third‑Party Claim, and making Company employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(f)
NovaQuest Indemnified Party’s Defense of Third‑Party Claims. If either: (i) Company fails to timely (and in any event within [*] assume and diligently conduct the defense of any Third‑Party Claim upon NovaQuest’s election pursuant to Section 10.2(a); or (ii) NovaQuest elects not to have Company assume the defense of a Third‑Party Claim, then the Indemnified Party may assume the defense of, and settle, such Third‑Party Claim with counsel of its own choice and on such terms as it deems appropriate, without any obligation to obtain the consent of Company, at Company’s expense.
(g)
Limitations. The Company’s obligations pursuant to this ARTICLE X shall not apply to the extent such Third-Party Claims result from gross negligence or willful misconduct by any of the Indemnified Parties.
ARTICLE XI

MISCELLANEOUS

11.1
Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed, interpreted, and enforced in accordance with the laws of the State of New York, as applied to agreements executed and performed entirely in the State of New York, without giving effect to the principles of conflicts of law thereof. EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT ENTERED INTO PURSUANT HERETO AND AGREES THAT ANY SUCH SUIT, ACTION, OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
11.2
Dispute Resolution.
(a)
Subject to Section 11.3, prior to the initiation of any Arbitration between the Parties, any dispute, controversy, or claim arising under, out of, or in connection with this Agreement, including any subsequent amendments (a “Dispute”) shall be first discussed in good faith between the Parties’ Senior Officers. Either Party shall have the right to refer a Dispute to the Parties’ Senior Officers for attempted resolution by sending a written notice to the other Party setting forth in reasonable detail the nature of the Dispute (the “Dispute Notice”). If either Party provides a Dispute Notice, then the Senior Officer (or his or her designee) from each Party shall, by phone or in-person, discuss the Dispute in good faith, commencing within [*] after the delivery of the Dispute Notice and continuing until at least [*] after the delivery of the Dispute Notice.
(b)
If the two Senior Officers (or their designees) have not reached a mutually acceptable resolution to the Dispute within [*] after the delivery of the Dispute Notice, then the Dispute shall be resolved by final, binding arbitration conducted in accordance with the then-current Commercial Rules (the “AAA Rules”) of the American Arbitration Association or any successor entity (the “AAA”) including the Procedures for Large, Complex Commercial Disputes (including, as appropriate, the Optional Rules for Emergency Measures of Protection), as amended from time to time, except as provided in this Section 11.2 (“Arbitration”).
(c)
Selection of Arbitrators. The Arbitration tribunal shall consist of three (3) arbitrators, who shall be selected as follows: (i) [*] shall be selected by Company; (ii) [*] shall be selected by NovaQuest; and (iii) [*] shall be selected by the [*] (each such arbitrator, an “Arbitrator”). Each of the Arbitrators shall have prior experience in connection with the biopharmaceutical industry, or shall be a retired judge. No Arbitrator shall be a current or former employee, shareholder, officer, or director of, or consultant, or advisor to, or other representative of, either Party. [*].
(d)
Venue and Language. The venue of the Arbitration shall be New York, New York, USA. The Arbitration shall be conducted in English, and all foreign language documents shall be submitted in the original language and shall be accompanied by a certified translation into English.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

(e)
Time Periods. The Arbitration shall be conducted expeditiously and efficiently, and absent good cause shown as determined by the Arbitrators, the Arbitrators shall conduct any evidentiary hearing within [*] of confirmation of the panel of Arbitrators. Upon the written mutual agreement of both Parties, any time period specified in this Section 11.2 or the [*] shall be extended or accelerated according to the Parties’ written mutual agreement. The Arbitrators shall take into account both the desirability of making discovery efficient and cost-effective and the needs of the Parties for an understanding of any legitimate issue raised in the Arbitration. The Arbitrators shall, upon the request of one or both parties, permit the exchange of documents relevant to the claims and defenses raised in the Arbitration. Unless the Parties mutually agree, no depositions or other discovery devices shall be permitted, absent extraordinary circumstances as determined by the Arbitrators.
(f)
Consolidation of Disputes. In order to facilitate the comprehensive resolution of related disputes, and upon request of any Party to the Arbitration proceeding, the Arbitrators may consolidate the Arbitration proceeding with any other Arbitration proceeding relating to this Agreement. The Arbitrators shall not consolidate such Arbitrations unless they determine that: (i) there are issues of fact or law common to the proceedings so that a consolidated proceeding would be more efficient than separate proceedings; and (ii) no Party would be prejudiced as a result of such consolidation through undue delay or otherwise. The Arbitrators shall have jurisdiction to decide matters of arbitrability.
(g)
Costs. The costs of the Arbitration, including reasonable fees plus expenses to be paid to the Arbitrator(s) and the reasonable out-of-pocket costs (including the costs incurred for translation of the documents into English, reasonable attorneys’ and expert witness fees, and reasonable travel expenses) of the prevailing Party shall be borne by: (i) the losing Party, if the Arbitrator(s) rule in favor of one Party on all disputed issues in the Arbitration; and (ii) the Parties, as allocated in writing by the Arbitrator(s) in a manner with a reasonable relationship to the outcome of the Arbitration, if the Arbitrator(s) rule in favor of one Party with respect to some issues and in favor of the other Party with respect to other issues and, in either case ((i) or (ii)), paid within [*] from the final decision by the Arbitrator.
(h)
Decision to be Binding. The Arbitrators shall render a reasoned arbitral award. The award by the Arbitrators shall be final and binding on the Parties, non-reviewable and non-appealable, and judgment upon any arbitral award may be entered and enforced by any court or other judicial authority of competent jurisdiction. The Parties’ agreement to arbitrate, and any arbitral award, shall be enforced under the Federal Arbitration Act.
(i)
Confidentiality. All Disputes under this Agreement shall be kept confidential. All settlement negotiations, proceedings, and any award and any information obtained from the other Party in connection with the Arbitration shall be deemed Confidential Information subject to ARTICLE VI, provided that the Parties further agree that such Confidential Information may be disclosed to the extent necessary to enforce any award or enforce this Agreement to arbitrate; provided that either Party may disclose such settlement information if required by the U.S. Securities and Exchange Commission, and such disclosing Party shall use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise) or with respect to any filing required by a securities agency, the Parties agree to use reasonable efforts to provide the other with a copy of any filing required by a securities agency that will be made publicly available regarding the Agreement or its terms to review prior to filing and to consider any comments of the other Party in good faith, and to the extent either Party is required to file or disclose this Agreement with a securities agency, if the Agreement may become publicly available, such Party shall consider in good faith the other Party’s comments with respect to confidential treatment of the Agreement’s terms and shall redact the Agreement in a manner allowed by the securities agency to protect sensitive terms, and shall be permitted to file the Agreement, as so redacted, with the securities agency.
11.3
Equitable Relief. Each of the Parties hereto acknowledges that the other Party may have no adequate remedy at law if it fails to perform any of its obligations under ARTICLE VI of this Agreement. In such event, each of the Parties agrees that the other Party shall have the right, in addition to any other rights it may have (whether at law or in equity), to pursue equitable remedies such as injunction and specific performance for the breach or threatened breach of any provision of such ARTICLE VI from any court of competent jurisdiction.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

11.4
Expenses. Except as expressly set forth herein, each Party shall be responsible for and bear all of its own costs and expenses (including any legal fees, any accountants’ fees, and any brokers’, finders’, or investment banking fees or any prior commitment in respect thereof) with regard to the negotiation and consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, each Party represents and warrants to the other that the other Party will not be liable for any brokerage commission, finder’s fee, or other like payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that Party. If, after the Effective Date, Company requests an amendment of this Agreement in connection with any restructuring, reorganization, or similar transaction to which Company or any Affiliate of Company is a party, [*].
11.5
Relationship of the Parties. Nothing in this Agreement is intended to be construed so as to suggest that either Party (except as expressly set forth herein) is obligated to provide, directly or indirectly, any advice, consultations, or other services to the other Party. Neither Party shall have any responsibility for the hiring, termination, or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party shall have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever or to create or impose any contractual or other liability on the other Party without such Party’s approval. For all purposes and notwithstanding any other provision of this Agreement to the contrary, each Party’s legal relationship under this Agreement to the other Party shall be that of independent contractor. This Agreement is not a partnership agreement, and nothing in this Agreement shall be construed to establish a relationship of co-partners or joint venturers between the Parties for any purpose, including any Tax purpose.
11.6
Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned in whole or in part by either Party, by operation of law or otherwise, without the prior written consent of the other Party (not to be unreasonably withheld, conditioned or delayed), provided that, notwithstanding the foregoing: (a) subject to the terms of any [*], NovaQuest may, upon delivery of reasonable written notice to Company, (i) assign, sell, or otherwise transfer this Agreement to an Affiliate of NovaQuest, and (ii) assign, sell, pledge, contribute, or otherwise transfer, in whole or in part, its rights to receive any payments under this Agreement, its rights to enforce such payment rights, and its rights to conduct or request audits or receive information and audit findings under ARTICLE V to any Person that is not a Company Competitor, and such Person may assign, sell, pledge, contribute, or otherwise transfer such rights to another Person that is not a Company Competitor; and (b) Company may assign, sell, pledge, contribute or otherwise transfer its rights or obligations hereunder in accordance with Section 8.2, Section 8.3, and Section 8.4. This Agreement shall be binding upon, and subject to the terms of this Section 11.6, inure to the benefit of the Parties hereto, their permitted successors, legal representatives and assigns, provided that [*]. Any assignment or attempted assignment not in accordance with this Section 11.6 shall be null and void. Company shall maintain at one of its offices a register for the recordation of the names and addresses of the Parties and the commitments of, and principal amounts (and stated interest) under the Agreement owing to, each Party pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Parties, at any reasonable time and from time to time upon reasonable prior notice. The Parties agree that the foregoing is intended to ensure that the Agreement is in “registered form” within the meaning of Treasury Regulation Section 5f.103-1(c) and shall be interpreted consistently therewith. For avoidance of doubt, Company may assign, assign, sell, pledge, contribute or otherwise transfer its rights or obligations under such portions of Astellas Revenue that are not part of the Revenue Interest Payments due and payable to NovaQuest.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

11.7
Notices. All notices, consents, waivers, requests, and other communications hereunder shall be in writing and shall be delivered in person, sent by confirmed electronic mail, sent by overnight courier (e.g., Federal Express), confirmed facsimile transmission or posted by registered or certified mail, return receipt requested, with postage prepaid, to following addresses of the Parties:

If to Company:

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

[*]

with a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

[*]

If to NovaQuest:

NQ Project Phoebus, L.P.

4208 Six Forks Road, Suite 920

Raleigh, NC 27609

[*]

with a copy to:

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

[*]

or to such other address or addresses as NovaQuest or Company may from time to time designate by notice as provided herein. Any such notice shall be deemed given: (a) when actually received when so delivered personally or by overnight courier; (b) if mailed, other than during a period of general discontinuance or disruption of postal service due to strike, lockout or otherwise, on the [*] after its postmarked date thereof; or (c) if sent by e-mail with acknowledgement of receipt, transmission on the date sent if such day is a Business Day or the next following Business Day if such day is not a Business Day.

11.8
Severability. If any provision hereof should be held invalid, illegal, or unenforceable in any jurisdiction, then the Parties shall negotiate in good faith a valid, legal, and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction. Nothing in this Agreement shall be interpreted so as to require a Party to violate any Applicable Law.
11.9
Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a waiver of the same or any other term or condition of this Agreement on any future occasion.
11.10
Entire Agreement. This Agreement, [*], including any Exhibits or Schedules to any the foregoing, set forth all of the covenants, promises, agreements, warranties, representations, conditions, and understandings between the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Parties relating to the subject matter hereof and thereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as set forth in this Agreement or [*]. The Parties acknowledge and agree that the Parties’ respective rights and obligations with regard to the subject matter herein are enshrined in this Agreement. Any conflict or inconsistency between the main body of this Agreement, the Exhibits, or Schedules, or any other documents to be delivered pursuant hereto shall be resolved in accordance with the following order of priority: (a) main body of this Agreement; (b) Exhibits and Schedules; and (c) other documents.
11.11
Third‑Party Beneficiaries. Except with regard to the NovaQuest Indemnitees under ARTICLE X, all rights, benefits, and remedies under this Agreement are solely intended for the benefit of the Parties (including their permitted successors and assigns), and no Third Party (except the NovaQuest Indemnitees with regard to their rights, benefits, and remedies under ARTICLE X of this Agreement and except for the Parties’ permitted successors and assigns) shall have any rights whatsoever to: (a) enforce any obligation contained in this Agreement; (b) seek a benefit or remedy for any breach of this Agreement; or (c) take any other action relating to this Agreement under any legal theory, including actions in contract, tort (including negligence, gross negligence and strict liability), or as a defense, setoff, or counterclaim to any action or claim brought or made by the Parties (or any of their permitted successors and assigns).
11.12
Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedules, or Exhibits, such reference shall be to an Article, Section, Schedule, or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes,” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Unless specified otherwise, all statements of, or references to, monetary amounts in this Agreement are to Dollars. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP or IFRS, as applicable, but only to the extent consistent with its usage and the other definitions in this Agreement. Provisions that require that a Party or the Parties “agree,” “consent,” “approve,” or the like shall require that such agreement, consent, or approval be specific and in writing, whether by written agreement, letter, approved minutes, or otherwise. Words of any gender include the other gender, and words using the singular or plural number also include the plural or singular number, respectively. Neither Party hereto shall be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one Party or the other. If any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to require to be taken on the next occurring Business Day.
11.13
Amendments. This Agreement may be amended, modified, or supplemented only by a written amendment or agreement signed by an authorized officer of both NovaQuest and Company.
11.14
No Implied Licenses. Each Party acknowledges that the rights granted in this Agreement are limited to the scope expressly granted, and all other rights to each Party’s respective technologies and intellectual property rights are expressly reserved to the Party owning or controlling such technologies and intellectual property rights.
11.15
Time. Time is of the essence with respect to this Agreement and each of its provisions.
11.16
Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if each of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement, to the extent signed and delivered by means of a facsimile machine or via e‑mail in .pdf file format, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

11.17
Electronic Signatures. Any signature (including any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate, or accept such contract or record) hereto or to any other certificate, document, or instrument related to this Agreement, and any contract formation or record-keeping through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the Parties hereby waive any objection to the contrary.
11.18
Further Assurances. Each of the Parties hereto shall execute and deliver such additional documents, certificates, and instruments and shall perform such additional acts as may be reasonably requested and necessary or appropriate to carry out the purposes and intent and all of the provisions of this Agreement and to consummate all of the transactions contemplated by this Agreement.
11.19
Remedies. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. Unless specifically and expressly stated in this Agreement as exclusive, each remedy of the Parties specified in this Agreement is not exclusive, and, subject to the terms of this Agreement, is cumulative. The Parties shall be entitled to pursue any available legal or equitable remedy for breach of this Agreement or any provision hereof.

[Signature page follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

IN WITNESS WHEREOF, the Parties have executed this Funding Agreement by their duly authorized representatives as of the Effective Date.

FibroGen, Inc.
By:	/s/ [*]
Name:	[*]
Title:	[*]

[Signature Page to NovaQuest – FibroGen Revenue Interest Financing Agreement]

IN WITNESS WHEREOF, the Parties have executed this Funding Agreement by their duly authorized representatives as of the Effective Date.

NQ PROJECT PHOEBUS, L.P.
By:	NQ POF V GP, Ltd, its general partner
By:	/s/ [*]
Name:	[*]
Title:	[*]

[Signature Page to NovaQuest – FibroGen Revenue Interest Financing Agreement]

Exhibit A

Reserved

[Exhibit A to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Exhibit B

Astellas EMEA Agreement

[Attached]

[Exhibit B to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Exhibit C

Astellas Japan Agreement

[Attached]

[Exhibit C to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Exhibit D

Compound

The chemical compound or bulk active pharmaceutical compound, known as FG-4592, whose specific INN name is roxadustat with CAS number 808118-40-3

[Exhibit D to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Exhibit E

Company Bank Account Information

[*]

[Exhibit E to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Schedule 7.1(e)

Product Patents

[*].

[Schedule 7.1(e) to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Schedule 7.1(f)

Litigation

[*].

[Schedule 7.1(f) to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Schedule 7.1(h)

Material Contracts

[*].

[Schedule 7.1(h) to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1

Schedule 7.1(i)

Certain Regulatory Matters

•
[*]

[Schedule 7.1(i) to NovaQuest – FibroGen Revenue Interest Financing Agreement] 1